Exhibit 10.3

NOT SPECIFIED /OTHER

ASSISTANCE AGREEMENT
1. Award No. DE-EE0002023	2. Modification No. 001	3. Effective Date 04/08/2010	4. CFDA No. 81.086
5. Awarded To REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		6. Sponsoring Office U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880	7. Period of Performance 12/17/2009 through 12/16/2012
8. Type of Agreement ☒ Grant ☐ Cooperative Agreement ☐ Other	9. Authority 31 USC 6304 - See Page 2 10 USC 2358		10. Purchase Request or Funding Document No. 10EE003713
11. Remittance Address REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		12. Total Amount Govt. Share: $60,200,000.00 Cost Share: $60,200,000.00 Total: $120,400,000.00	13. Funds Obligated This action: $0.00 Total: $60,200,000.00
14. Principal Investigator Jeremiah J. Shives 765-778-6894	15. Program Manager Bruce W. Mixer Phone: 304-285-4161		16. Administrator U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880
17. Submit Payment Requests To OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831	18. Paying Office OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831		19. Submit Reports To See Attachment 3
20. Accounting and Appropriation Data
21. Research Title and/or Description of Project RECOVERY ACT/PROVIDING VEHICLE OEMS FLEXIBLE SCALE TO ACCELERATE ADOPTION OF ELECTRIC DRIVE VEHICLES
For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer Signature on File
23. Name and Title	24. Date Signed	26. Name of Officer ANGELA D. BOSLEY	27. Date Signed 04/08/2010

NOT SPECIFIED /OTHER

NOT SPECIFIED /OTHER
CONTINUATION SHEET		REFERENCE NO. OF DOCUMENT BEING CONTINUED			PAGE OF
		DE-EE0002023/001			2	3
NAME OF OFFEROR OR CONTRACTOR REMY, INC.
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	DUNS Number: 824893960 DOE Award Administrator: Sue Miltenberger 304-285-4083 susan.miltenberger@netl.doe.gov

	Recipient Business Officer: Jeremiah J. Shives 765-778-6894 shives.jeremiah@remyinc.com

	Block 9 Authority: PL 95-91 DOE Organization Act, PL 111-5 American Recovery and Reinvestment Act of 2009 and PL 109-58 Energy Policy Act 2005

The administrative office (administrative contracting activity) for this award is 02605. The administrative office (administrative contracting activity) code is needed by the Recipient for reporting to FederalReporting.gov concerning awards made with funding from the American Recovery and Reinvestment Act of 2009 (ARRA or Recovery Act).

ASAP: NO Extent Competed: COMPETED Davis-Bacon

Act: YES

	Fund: 05799 Appr Year: 2009 Allottee: 31 Report Entity: 220520 Object Class: 25500 Program: 1005107 Project: 2004490 WFO: 0000000 Local Use: 0000000 TAS Agency: 89 TAS Account: 0331
JULY 2004

NOT SPECIFIED /OTHER

DE-EE0002023

Amendment 001

Remy, Inc.

The purpose of this Amendment is to definitize the estimated costs for Grant Number DE-EE0002023. As a result of this Amendment, the Special Terms and Conditions and Attachments 1 through 4 shall all be deleted and replaced and notwithstanding the NEPA Provision, the Recipient shall be allowed to apply for reimbursement of all allowable project costs. Accordingly, the following changes are hereby made:

1.	The SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE AGREEMENTS are deleted in its entirety and replaced with the attached SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE AGREEMENTS – AMENDMENT 001. The Special Terms and Conditions are revised to reflect the deletion of the Article CONDITIONS ON AWARD. All other changes are shown in bold text.

2.	Attachment 1 – Intellectual Property Provisions is deleted in its entirety and replaced with the attached Attachment 1 – Intellectual Property Provisions – Amendment 001. The Intellectual Property Provisions are revised to reflect additional language in the RIGHTS IN DATA – PROGRAMS COVERED UNDER SPECIAL DATA STATUTES Article, as well deletion of an incorrect FAR reference in the Article PATENT RIGHTS – WAIVER (JUL 1996), AS MODIFIED BY 10 C.F.R. 784, DOE PATENT WAIVER REGULATIONS. All changes are shown in bold or strikethrough text.

3.	Attachment 2 – Statement of Project Objectives is deleted in its entirety and replaced with the attached Attachment 2 – Statement of Project Objectives – Amendment 001. The Statement of Project Objectives is revised to incorporate changes to the Deliverables section. All changes are shown in bold text.

4.	Attachment 3 – Federal Assistance Reporting Checklist is deleted in its entirety and replaced with the attached Attachment 3 – Federal Assistance Reporting Checklist – Amendment 001. The Federal Assistance Reporting Checklist is revised to modify the instructions for the Final Progress Report. All changes are shown in strikethrough text.

5.	Attachment 4 –Budget Page is deleted in its entirety and replaced with the attached Attachment 4 – Budget Page – Amendment 001. The Budget Page is replaced to reflect the negotiated project costs.

Except as contained herein, all other terms and conditions remain in full force and effect.

END OF AMENDMENT 001

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SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE
AGREEMENTS – AMENDMENT 001	2
RESOLUTION OF CONFLICTING CONDITIONS	2
AWARD AGREEMENT TERMS AND CONDITIONS	2
NATIONAL ENVIRONMENTAL POLICY ACT (NEPA) REQUIREMENTS	2
AWARD PROJECT PERIOD	2
PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDER INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)	2
COST SHARING FFRDC’S NOT INVOLVED	3
PRE-AWARD COSTS	4
REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS	4
USE OF PROGRAM INCOME – COST SHARING	4
STATEMENT OF FEDERAL STEWARDSHIP	4
SITE VISITS	4
REPORTING REQUIREMENTS	4
PUBLICATIONS	5
FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS	5
INTELLECTUAL PROPERTY PROVISIONS AND CONTACT INFORMATION	5
LOBBYING RESTRICTIONS	5
NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS — SENSE OF CONGRESS	5
INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP	6
DECONTAMINATION AND/OR DECOMMISSIONING (D &D) COSTS	6
PROPERTY	6
FINAL INCURRED COST AUDIT	7
INDEMNITY	7
SPECIAL PROVISIONS RELATING TO WORK FUNDED UNDER AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (Mar 2009)	7
REPORTING AND REGISTRATION REQUIREMENTS UNDER SECTION 1512 OF THE RECOVERY ACT	10
WAGE RATE REQUIREMENTS UNDER SECTION 1606 OF THE RECOVERY ACT	10
RECOVERY ACT TRANSACTIONS LISTED IN SCHEDULE OF EXPENDITURES OF FEDERAL AWARDS AND RECIPIENT RESPONSIBILITIES FOR INFORMING SUBRECIPIENTS	11
RECIPIENT FUNCTIONS	18

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SPECIAL TERMS AND CONDITIONS FOR USE IN MOST GRANTS AND COOPERATIVE

AGREEMENTS – AMENDMENT 001

RESOLUTION OF CONFLICTING CONDITIONS

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award Administrator for guidance.

AWARD AGREEMENT TERMS AND CONDITIONS

This award/agreement consists of the Grant and Cooperative Agreement cover page, plus the following:

a. Special terms and conditions.

b. Attachments:

Attachment No. Title

1	Intellectual Property Provisions

2	Statement of Project Objectives

3	Federal Assistance Reporting Checklist

4	Budget Pages

5	Wage Determinations

c. Applicable program regulations.

d. DOE Assistance Regulations, 10 CFR Part 600 at http://ecfr.gpoaccess.gov and if the award is for research and to a university or non-profit, the Research Terms & Conditions and the DOE Agency Specific Requirements at http://www.nsf.gov/bfa/dias/policy/rtc/index.jsp.

e. Application/proposal dated May 19, 2009 and revisions dated October 15, 2009, January 21, 2010 and March 22, 2010.

f. National Policy Assurances to Be Incorporated as Award Terms in effect on date of award at http://management.energy.gov/business_doe/1374.htm.

NATIONAL ENVIRONMENTAL POLICY ACT (NEPA) REQUIREMENTS

You are restricted from taking any action using Federal funds, which would have an adverse effect on the environment or limit the choice of reasonable alternatives prior to DOE/NNSA providing either a NEPA clearance or a final NEPA decision regarding this project. Prohibited actions include any Phase II activities as defined in Attachment 2 – Statement of Project Objectives. This restriction does not preclude you from Phase I activities as defined in Attachment 2 – Statement of Project Objectives.

If you move forward with activities that are not authorized for federal funding by the DOE Contracting Officer in advance of the final NEPA decision, you are doing so at risk of not receiving federal funding and such costs may not be recognized as allowable cost share.

If this award includes construction activities, you must submit an environmental evaluation report/evaluation notification form addressing NEPA issues prior to DOE/NNSA initiating the NEPA process.

AWARD PROJECT PERIOD

The Project Period for this award is 12/17/2009 through 12/16/2012.

PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDER INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)

a. Method of Payment. Payment will be made by reimbursement through ACH.

b. Requesting Reimbursement. Requests for reimbursements must be made electronically through

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Department of Energy’s Oak Ridge Financial Service Center (ORFSC) VIPERS. To access and use VIPERS, you must enroll at https://finweb.oro.doe.gov/vipers.htm. Detailed instructions on how to enroll are provided on the web site.

For non-construction awards, you must submit a Standard Form (SF) 270, “Request for Advance or Reimbursement” at https://finweb.oro.doe.gov/vipers.htm and attach a file containing appropriate supporting documentation. The file attachment must show the total federal share claimed on the SF 270, the non-federal share claimed for the billing period if cost sharing is required, and cumulative expenditures to date (both Federal and non-Federal) for each of the following categories: salaries/wages and fringe benefits; equipment; travel; participant/training support costs, if any; other direct costs, including subawards/contracts; and indirect costs. For construction awards, you must submit a SF 271, “Outlay Report and Request for Reimbursement for Construction Programs,” through VIPERS.

c. Timing of submittals. Submittal of the SF 270 or SF 271 should coincide with your normal billing pattern, but not more frequently than every two weeks. Requests for reimbursement must be limited to the amount of disbursements made during the billing period for the federal share of direct project costs and the proportionate share of any allowable indirect costs incurred during that billing period.

d. Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE/NNSA.

e. Payments. The DOE approving official will approve the invoice as soon as practicable but not later than 30 days after your request is received, unless the billing is improper. Upon receipt of an invoice payment authorization from the DOE approving official, the ORFSC will disburse payment to you. You may check the status of your payments at the VIPER web site. All payments are made by electronic funds transfer to the bank account identified on the ACH Vendor/Miscellaneous Payment Enrollment Form (SF 3881) that you filed.

COST SHARING FFRDC’S NOT INVOLVED

a. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. The Recipient’s cost share must come from non-Federal sources unless otherwise allowed by law. By accepting Federal funds under this award, you agree that you are liable for your percentage share of total allowable project costs, on a budget period basis, even if the project is terminated early or is not funded to its completion. This cost is shared as follows:

Budget Period	Government Share $/%	Recipient Share $/%	Total Estimated Cost
1 – Phase I	$35,944,500 / 50%	$35,944,500 / 50%	$71,889,000
1 – Phase II	$24,255,500 / 50%	$24,255,500 / 50%	$48,511,000
Total	$60,200,000 / 50%	$60,200,000 / 50%	$120,400,000

b. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph a of this article, you should immediately provide written notification to the DOE Award Administrator indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

c. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE/NNSA. Such records are subject to audit.

d. Failure to provide the cost sharing required by this Article may result in the subsequent recovery by DOE/NNSA of some or all the funds provided under the award.

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PRE-AWARD COSTS

You are entitled to reimbursement for costs incurred on or after July 31, 2009 if such costs are allowable in accordance with the applicable Federal cost principles referenced in 10 CFR part 600 and the terms of this award (including the NEPA Requirements provision).

REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS

a. If actual allowable indirect costs are less than those budgeted and funded under the award, you may use the difference to pay additional allowable direct costs during the project period. If at the completion of the award the Government’s share of total allowable costs (i.e., direct and indirect), is less than the total costs reimbursed, you must refund the difference.

b. Recipients are expected to manage their indirect costs. DOE will not amend an award solely to provide additional funds for changes in indirect cost rates. DOE recognizes that the inability to obtain full reimbursement for indirect costs means the recipient must absorb the underrecovery. Such underrecovery may be allocated as part of the organization’s required cost sharing.

USE OF PROGRAM INCOME – COST SHARING

If you earn program income during the project period as a result of this award, you may use the program income to meet your cost sharing requirement.

STATEMENT OF FEDERAL STEWARDSHIP

DOE/NNSA will exercise normal Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to ensure that the award objectives have been accomplished.

SITE VISITS

DOE/NNSA’s authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide, and must require your subawardees to provide, reasonable access to facilities, office space, resources, and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

REPORTING REQUIREMENTS

a. Requirements. The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension, or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

b. Dissemination of scientific/technical reports. Scientific/technical reports submitted under this award will be disseminated on the Internet via the DOE Information Bridge (www.osti.gov/bridge), unless the report contains patentable material, protected data, or SBIR/STTR data. Citations for journal articles

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produced under the award will appear on the DOE Energy Citations Database (www.osti.gov/energycitations).

c. Restrictions. Reports submitted to the DOE Information Bridge must not contain any Protected Personal Identifiable Information (PII), limited rights data (proprietary data), classified information, information subject to export control classification, or other information not subject to release.

NOTE: Subject to OMB approval pursuant to the Paperwork Reduction Act, DOE reserves the right to amend the reporting requirements to request more frequent and more detailed reporting.

PUBLICATIONS

a. You are encouraged to publish or otherwise make publicly available the results of the work conducted under the award.

b. An acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

Acknowledgment: “This material is based upon work supported by the Department of Energy under Award Number DE-EE0002023.”

Disclaimer: “This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof.”

FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS

You must obtain any required permits and comply with applicable Federal, state, and municipal laws, codes, and regulations for work performed under this award.

INTELLECTUAL PROPERTY PROVISIONS AND CONTACT INFORMATION

a. The intellectual property provisions applicable to this award are provided as an attachment to this award or are referenced on the Agreement Face Page. A list of all intellectual property provisions may be found at http://www.gc.doe.gov/financial_assistance_awards.htm.

b. Questions regarding intellectual property matters should be referred to the DOE Award Administrator and the Patent Counsel designated as the service provider for the DOE office that issued the award. The IP Service Providers List is found at http://www.gc.doe.gov/documents/Intellectual_Property_(IP)_Service_Providers_for_Acquisition.pdf

LOBBYING RESTRICTIONS

By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS — SENSE OF CONGRESS

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It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

a. You shall immediately notify the DOE of the occurrence of any of the following events: (i) you or your parent’s filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) your consent to the institution of an involuntary case under the Bankruptcy Act against you or your parent; (iii) the filing of any similar proceeding for or against you or your parent, or its consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over you, under any other applicable state or federal law; or (iv) your insolvency due to your inability to pay your debts generally as they become due.

b. Such notification shall be in writing and shall: (i) specifically set out the details of the occurrence of an event referenced in paragraph a; (ii) provide the facts surrounding that event; and (iii) provide the impact such event will have on the project being funded by this award.

c. Upon the occurrence of any of the four events described in the first paragraph, DOE reserves the right to conduct a review of your award to determine your compliance with the required elements of the award (including such items as cost share, progress towards technical project objectives, and submission of required reports). If the DOE review determines that there are significant deficiencies or concerns with your performance under the award, DOE reserves the right to impose additional requirements, as needed, including (i) change your payment method; or (ii) institute payment controls.

d. Failure of the Recipient to comply with this provision may be considered a material noncompliance of this financial assistance award by the Contracting Officer.

DECONTAMINATION AND/OR DECOMMISSIONING (D &D) COSTS

Notwithstanding any other provisions of this Agreement, the Government shall not be responsible for or have any obligation to the recipient for (i) Decontamination and/or Decommissioning (D&D) of any of the recipient’s facilities, or (ii) any costs which may be incurred by the recipient in connection with the D&D of any of its facilities due to the performance of the work under this Agreement, whether said work was performed prior to or subsequent to the effective date of this Agreement.

PROPERTY

Real property and equipment acquired by the Recipient shall be subject to the rules set forth in 10 CFR 600.321.

Consistent with the goals and objectives of this project, the Recipient may continue to use Recipient acquired property beyond the Period of Performance, without obligation, during the period of such use, to extinguish DOE’s conditional title to such property as described in 10 CFR 600.321., subject to the following: (a) the Recipient continues to utilize such property for the objectives of the project as set forth in the Statement of Project Objectives; (b) DOE retains the right to periodically ask for, and the Recipient agrees to provide, reasonable information concerning the use and condition of the property; and (c) the Recipient follows the property disposition rules set forth in 10 CFR 600.321 if the property is no longer used by the Recipient for the objectives of the project, and the fair market value of property exceeds $5,000.

Once the per unit fair market value of the property is less than $5,000, pursuant to 10 CFR 600.321(f)(1)(i), DOE’s residual interest in the property shall be extinguished and Recipient shall have no further obligation to the DOE with respect to the property.

The regulations as set forth in 10 CFR 600 and the requirements of this article shall also apply to property

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in the possession of any team member, sub-recipient or other entity where such property was acquired in whole or in part with funds provided by DOE under this grant or where such property was counted as cost-sharing under the grant.

FINAL INCURRED COST AUDIT

In accordance with 10 CFR 600, DOE reserves the right to initiate a final incurred cost audit on this award. If the audit has not been performed or completed prior to the closeout of the award, DOE retains the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

INDEMNITY

The Recipient shall indemnify the Government and its officers, agents, or employees for any and all liability, including litigation expenses and attorneys’ fees, arising from suits, actions, or claims of any character for death, bodily injury, or loss of or damage to property or to the environment, resulting from the project, except to the extent that such liability results from the direct fault or negligence of Government officers, agents or employees, or to the extent such liability may be covered by applicable allowable costs provisions.

SPECIAL PROVISIONS RELATING TO WORK FUNDED UNDER AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (Mar 2009)

Preamble

The American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, (Recovery Act) was enacted to preserve and create jobs and promote economic recovery, assist those most impacted by the recession, provide investments needed to increase economic efficiency by spurring technological advances in science and health, invest in transportation, environmental protection, and other infrastructure that will provide long-term economic benefits, stabilize State and local government budgets, in order to minimize and avoid reductions in essential services and counterproductive State and local tax increases. Recipients shall use grant funds in a manner that maximizes job creation and economic benefit.

The Recipient shall comply with all terms and conditions in the Recovery Act relating generally to governance, accountability, transparency, data collection and resources as specified in Act itself and as discussed below.

Recipients should begin planning activities for their first tier subrecipients, including obtaining a DUNS number (or updating the existing DUNS record), and registering with the Central Contractor Registration (CCR).

Be advised that Recovery Act funds can be used in conjunction with other funding as necessary to complete projects, but tracking and reporting must be separate to meet the reporting requirements of the Recovery Act and related guidance. For projects funded by sources other than the Recovery Act, Contractors must keep separate records for Recovery Act funds and to ensure those records comply with the requirements of the Act.

The Government has not fully developed the implementing instructions of the Recovery Act, particularly concerning specific procedural requirements for the new reporting requirements. The Recipient will be provided these details as they become available. The Recipient must comply with all requirements of the Act. If the recipient believes there is any inconsistency between ARRA requirements and current award terms and conditions, the issues will be referred to the Contracting Officer for reconciliation.

Definitions

For purposes of this clause, Covered Funds means funds expended or obligated from appropriations under

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the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5. Covered Funds will have special accounting codes and will be identified as Recovery Act funds in the grant, cooperative agreement or TIA and/or modification using Recovery Act funds. Covered Funds must be reimbursed by September 30, 2015.

Non-Federal employer means any employer with respect to covered funds — the contractor, subcontractor, grantee, or recipient, as the case may be, if the contractor, subcontractor, grantee, or recipient is an employer; and any professional membership organization, certification of other professional body, any agent or licensee of the Federal government, or any person acting directly or indirectly in the interest of an employer receiving covered funds; or with respect to covered funds received by a State or local government, the State or local government receiving the funds and any contractor or subcontractor receiving the funds and any contractor or subcontractor of the State or local government; and does not mean any department, agency, or other entity of the federal government.

Recipient means any entity that receives Recovery Act funds directly from the Federal government (including Recovery Act funds received through grant, loan, or contract) other than an individual and includes a State that receives Recovery Act Funds.

Special Provisions

A. Flow Down Requirement

Recipients must include these special terms and conditions in any subaward.

B. Segregation of Costs

Recipients must segregate the obligations and expenditures related to funding under the Recovery Act. Financial and accounting systems should be revised as necessary to segregate, track and maintain these funds apart and separate from other revenue streams. No part of the funds from the Recovery Act shall be commingled with any other funds or used for a purpose other than that of making payments for costs allowable for Recovery Act projects.

C. Prohibition on Use of Funds

None of the funds provided under this agreement derived from the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, may be used by any State or local government, or any private entity, for any casino or other gambling establishment, aquarium, zoo, golf course, or swimming pool.

D. Access to Records

With respect to each financial assistance agreement awarded utilizing at least some of the funds appropriated or otherwise made available by the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, any representative of an appropriate inspector general appointed under section 3 or 8G of the Inspector General Act of 1988 (5 U.S.C. App.) or of the Comptroller General is authorized —

(1) to examine any records of the contractor or grantee, any of its subcontractors or subgrantees, or any State or local agency administering such contract that pertain to, and involve transactions that relate to, the subcontract, subcontract, grant, or subgrant; and

(2) to interview any officer or employee of the contractor, grantee, subgrantee, or agency regarding such transactions.

E. Publication

An application may contain technical data and other data, including trade secrets and/or privileged or confidential information, which the applicant does not want disclosed to the public or used by the Government for any purpose other than the application. To protect such data, the applicant should specifically identify each page including each line or paragraph thereof containing the data to be protected

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and mark the cover sheet of the application with the following Notice as well as referring to the Notice on each page to which the Notice applies:

Notice of Restriction on Disclosure and Use of Data

The data contained in pages — of this application have been submitted in confidence and contain trade secrets or proprietary information, and such data shall be used or disclosed only for evaluation purposes, provided that if this applicant receives an award as a result of or in connection with the submission of this application, DOE shall have the right to use or disclose the data here to the extent provided in the award. This restriction does not limit the Government’s right to use or disclose data obtained without restriction from any source, including the applicant.

Information about this agreement will be published on the Internet and linked to the website www.recovery.gov, maintained by the Accountability and Transparency Board. The Board may exclude posting contractual or other information on the website on a case-by-case basis when necessary to protect national security or to protect information that is not subject to disclosure under sections 552 and 552a of title 5, United States Code.

F. Protecting State and Local Government and Contractor Whistleblowers.

The requirements of Section 1553 of the Act are summarized below. They include, but are not limited to:

Prohibition on Reprisals: An employee of any non-Federal employer receiving covered funds under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, may not be discharged, demoted, or otherwise discriminated against as a reprisal for disclosing, including a disclosure made in the ordinary course of an employee’s duties, to the Accountability and Transparency Board, an inspector general, the Comptroller General, a member of Congress, a State or Federal regulatory or law enforcement agency, a person with supervisory authority over the employee (or other person working for the employer who has the authority to investigate, discover or terminate misconduct), a court or grand jury, the head of a Federal agency, or their representatives information that the employee believes is evidence of:

•	gross mismanagement of an agency contract or grant relating to covered funds;

•	a gross waste of covered funds;

•	a substantial and specific danger to public health or safety related to the implementation or use of covered funds;

•	an abuse of authority related to the implementation or use of covered funds; or

•	as violation of law, rule, or regulation related to an agency contract (including the competition for or negotiation of a contract) or grant, awarded or issued relating to covered funds.

Agency Action: Not later than 30 days after receiving an inspector general report of an alleged reprisal, the head of the agency shall determine whether there is sufficient basis to conclude that the non-Federal employer has subjected the employee to a prohibited reprisal. The agency shall either issue an order denying relief in whole or in part or shall take one or more of the following actions:

•	Order the employer to take affirmative action to abate the reprisal.

•

Order the employer to reinstate the person to the position that the person held before the reprisal, together with compensation including back pay, compensatory damages, employment benefits, and other terms and conditions of employment that would apply to the person in that position if the reprisal had not been taken.

•

Order the employer to pay the employee an amount equal to the aggregate amount of all costs and expenses (including attorneys’ fees and expert witnesses’ fees) that were reasonably incurred by the employee for or in connection with, bringing the complaint regarding the reprisal, as determined by the head of a court of competent jurisdiction.

Nonenforceablity of Certain Provisions Waiving Rights and remedies or Requiring Arbitration: Except as provided in a collective bargaining agreement, the rights and remedies provided to aggrieved employees by this section may not be waived by any agreement, policy, form, or condition of employment, including any predispute arbitration agreement. No predispute arbitration agreement shall be valid or enforceable if it requires arbitration of a dispute arising out of this section.

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Requirement to Post Notice of Rights and Remedies: Any employer receiving covered funds under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, shall post notice of the rights and remedies as required therein. (Refer to section 1553 of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, www.Recovery.gov, for specific requirements of this section and prescribed language for the notices.).

G. RESERVED

H. False Claims Act

Recipient and sub-recipients shall promptly refer to the DOE or other appropriate Inspector General any credible evidence that a principal, employee, agent, contractor, sub-grantee, subcontractor or other person has submitted a false claim under the False Claims Act or has committed a criminal or civil violation of laws pertaining to fraud, conflict of interest, bribery, gratuity or similar misconduct involving those funds.

I. Information in Support of Recovery Act Reporting

Recipient may be required to submit backup documentation for expenditures of funds under the Recovery Act including such items as timecards and invoices. Recipient shall provide copies of backup documentation at the request of the Contracting Officer or designee.

J. Availability of Funds

Funds appropriated under the Recovery Act and obligated to this award are available for reimbursement of costs until September 30, 2015.

REPORTING AND REGISTRATION REQUIREMENTS UNDER SECTION 1512 OF THE RECOVERY ACT

(a) This award requires the recipient to complete projects or activities which are funded under the American Recovery and Reinvestment Act of 2009 (Recovery Act) and to report on use of Recovery Act funds provided through this award. Information from these reports will be made available to the public.

(b) The reports are due no later than ten calendar days after each calendar quarter in which the recipient receives the assistance award funded in whole or in part by the Recovery Act.

(c) Recipients and their first-tier recipients must maintain current registrations in the Central Contractor Registration (http://www.ccr.gov) at all times during which they have active federal awards funded with Recovery Act funds. A Dun and Bradstreet Data Universal Numbering System (DUNS) Number (http://www.dnb.com) is one of the requirements for registration in the Central Contractor Registration.

(d) The recipient shall report the information described in section 1512(c) of the Recovery Act using the reporting instructions and data elements that will be provided online at http://www.FederalReporting.gov and ensure that any information that is pre-filled is corrected or updated as needed.

WAGE RATE REQUIREMENTS UNDER SECTION 1606 OF THE RECOVERY ACT

(a) Section 1606 of the Recovery Act requires that all laborers and mechanics employed by contractors and subcontractors on projects funded directly by or assisted in whole or in part by and through the Federal Government pursuant to the Recovery Act shall be paid wages at rates not less than those prevailing on projects of a character similar in the locality as determined by the Secretary of Labor in accordance with subchapter IV of chapter 31 of title 40, United States Code.

Pursuant to Reorganization Plan No. 14 and the Copeland Act, 40 U.S.C. 3145, the Department of Labor has issued regulations at 29 CFR parts 1, 3, and 5 to implement the Davis-Bacon and related Acts.

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Regulations in 29 CFR 5.5 instruct agencies concerning application of the standard Davis-Bacon contract clauses set forth in that section. Federal agencies providing grants, cooperative agreements, and loans under the Recovery Act shall ensure that the standard Davis-Bacon contract clauses found in 29 CFR 5.5(a) are incorporated in any resultant covered contracts that are in excess of $2,000 for construction, alteration or repair (including painting and decorating).

(b) For additional guidance on the wage rate requirements of section 1606, contact your awarding agency. Recipients of grants, cooperative agreements and loans should direct their initial inquiries concerning the application of Davis-Bacon requirements to a particular federally assisted project to the Federal agency funding the project. The Secretary of Labor retains final coverage authority under Reorganization Plan Number 14.

RECOVERY ACT TRANSACTIONS LISTED IN SCHEDULE OF EXPENDITURES OF FEDERAL AWARDS AND RECIPIENT RESPONSIBILITIES FOR INFORMING SUBRECIPIENTS

(a) To maximize the transparency and accountability of funds authorized under the American Recovery and Reinvestment Act of 2009 (Pub. L. 111—5) (Recovery Act) as required by Congress and in accordance with 2 CFR 215.21 “Uniform Administrative Requirements for Grants and Agreements” and OMB Circular A—102 Common Rules provisions, recipients agree to maintain records that identify adequately the source and application of Recovery Act funds. OMB Circular A—102 is available at http://www.whitehouse.gov/omb/circulars/a102/a102.html.

(b) For recipients covered by the Single Audit Act Amendments of 1996 and OMB Circular A—133, “Audits of States, Local Governments, and Non-Profit Organizations,” recipients agree to separately identify the expenditures for Federal awards under the Recovery Act on the Schedule of Expenditures of Federal Awards (SEFA) and the Data Collection Form (SF—SAC) required by OMB Circular A—133. OMB Circular A—133 is available at http://www.whitehouse.gov/omb/circulars/a133/a133.html. This shall be accomplished by identifying expenditures for Federal awards made under the Recovery Act separately on the SEFA, and as separate rows under Item 9 of Part III on the SF—SAC by CFDA number, and inclusion of the prefix “ARRA-” in identifying the name of the Federal program on the SEFA and as the first characters in Item 9d of Part III on the SF—SAC.

(c) Recipients agree to separately identify to each subrecipient, and document at the time of subaward and at the time of disbursement of funds, the Federal award number, CFDA number, and amount of Recovery Act funds. When a recipient awards Recovery Act funds for an existing program, the information furnished to subrecipients shall distinguish the subawards of incremental Recovery Act funds from regular subawards under the existing program.

(d) Recipients agree to require their subrecipients to include on their SEFA information to specifically identify Recovery Act funding similar to the requirements for the recipient SEFA described above. This information is needed to allow the recipient to properly monitor subrecipient expenditure of ARRA funds as well as oversight by the Federal awarding agencies, Offices of Inspector General and the Government Accountability Office.

DAVIS BACON ACT AND CONTRACT WORK HOURS AND SAFETY STANDARDS ACT

Definitions: For purposes of this article, Davis Bacon Act and Contract Work Hours and Safety Standards Act, the following definitions are applicable:

(1) “Award” means any grant, cooperative agreement or technology investment agreement made with Recovery Act funds by the Department of Energy (DOE) to a Recipient. Such Award must require compliance with the labor standards clauses and wage rate requirements of the Davis-Bacon Act (DBA) for work performed by all laborers and mechanics employed by Recipients (other than a unit of State or local government whose own employees perform the construction)

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Subrecipients, Contractors and subcontractors.

(2) “Contractor” means an entity that enters into a Contract. For purposes of these clauses, Contractor shall include (as applicable) prime contractors, Recipients, Subrecipients, and Recipients’ or Subrecipients’ contractors, subcontractors, and lower-tier subcontractors. “Contractor” does not mean a unit of State or local government where construction is performed by its own employees.”

(3) “Contract” means a contract executed by a Recipient, Subrecipient, prime contractor or any tier subcontractor for construction, alteration, or repair. It may also mean (as applicable) (i) financial assistance instruments such as grants, cooperative agreements, technology investment agreements, and loans; and, (ii) Sub awards, contracts and subcontracts issued under financial assistance agreements. “Contract” does not mean a financial assistance instrument with a unit of State or local government where construction is performed by its own employees.

(4) “Contracting Officer” means the DOE official authorized to execute an Award on behalf of DOE and who is responsible for the business management and non-program aspects of the financial assistance process.

(5) “Recipient” means any entity other than an individual that receives an Award of Federal funds in the form of a grant, cooperative agreement or technology investment agreement directly from the Federal Government and is financially accountable for the use of any DOE funds or property, and is legally responsible for carrying out the terms and conditions of the program and Award.

(6) “Subaward” means an award of financial assistance in the form of money, or property in lieu of money, made under an award by a Recipient to an eligible Subrecipient or by a Subrecipient to a lower- tier subrecipient. The term includes financial assistance when provided by any legal agreement, even if the agreement is called a contract, but does not include the Recipient’s procurement of goods and services to carry out the program nor does it include any form of assistance which is excluded from the definition of “Award” above.

(7) “Subrecipient” means a non-Federal entity that expends Federal funds received from a Recipient to carry out a Federal program, but does not include an individual that is a beneficiary of such a program.

(a) Davis Bacon Act

(1) Minimum wages.

(i) All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3) ), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between the Contractor and such laborers and mechanics.

Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (a)(1)(iv) of this section; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which

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cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in § 5.5(a)(4). Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, That the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under paragraph (a)(1)(ii) of this section) and the Davis-Bacon poster (WH-1321) shall be posted at all times by the Contractor and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

(ii)(A) The Contracting Officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the Contract shall be classified in conformance with the wage determination. The Contracting Officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:

(1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

(2) The classification is utilized in the area by the construction industry; and

(3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

(B) If the Contractor and the laborers and mechanics to be employed in the classification (if known), or their representatives, and the Contracting Officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the Contracting Officer to the Administrator of the Wage and Hour Division, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(C) In the event the Contractor, the laborers or mechanics to be employed in the classification or their representatives, and the Contracting Officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the Contracting Officer shall refer the questions, including the views of all interested parties and the recommendation of the Contracting Officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(D) The wage rate (including fringe benefits where appropriate) determined pursuant to paragraphs (a)(1)(ii)(B) or (C) of this section, shall be paid to all workers performing work in the classification under this Contract from the first day on which work is performed in the classification.

(iii) Whenever the minimum wage rate prescribed in the Contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the Contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

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(iv) If the Contractor does not make payments to a trustee or other third person, the Contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, Provided, That the Secretary of Labor has found, upon the written request of the Contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the Contractor to set aside in a separate account assets for the meeting of obligations under the plan or program.

(2) Withholding. The Department of Energy or the Recipient or Subrecipient shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from the Contractor under this Contract or any other Federal contract with the same prime contractor, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same prime contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by the Contractor or any subcontractor the full amount of wages required by the Contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), all or part of the wages required by the Contract, the Department of Energy, Recipient, or Subrecipient, may, after written notice to the Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased.

(3) Payrolls and basic records.

(i) Payrolls and basic records relating thereto shall be maintained by the Contractor during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work (or under the United States Housing Act of 1937, or under the Housing Act of 1949, in the construction or development of the project). Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the Contractor shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

(ii) (A) The Contractor shall submit weekly for each week in which any Contract work is performed a copy of all payrolls to the Department of Energy if the agency is a party to the Contract, but if the agency is not such a party, the Contractor will submit the payrolls to the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner, as the case may be, for transmission to the Department of Energy. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 CFR 5.5(a)(3)(i), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead

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the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The prime Contractor is responsible for the submission of copies of payrolls by all subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to the Department of Energy if the agency is a party to the Contract, but if the agency is not such a party, the Contractor will submit them to the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner, as the case may be, for transmission to the Department of Energy, the Contractor, or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this section for a prime contractor to require a subcontractor to provide addresses and social security numbers to the prime contractor for its own records, without weekly submission to the sponsoring government agency (or the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner).

(B) Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by the Contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the Contract and shall certify the following:

(1) That the payroll for the payroll period contains the information required to be provided under § 5.5 (a)(3)(ii) of Regulations, 29 CFR part 5, the appropriate information is being maintained under § 5.5 (a)(3)(i) of Regulations, 29 CFR part 5, and that such information is correct and complete;

(2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the Contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;

(3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the Contract.

(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the “Statement of Compliance” required by paragraph (a)(3)(ii)(B) of this section.

(D) The falsification of any of the above certifications may subject the Contractor or subcontractor to civil or criminal prosecution under section 1001 of title 18 and section 3729 of title 31 of the United States Code.

(iii) The Contractor or subcontractor shall make the records required under paragraph (a)(3)(i) of this section available for inspection, copying, or transcription by authorized representatives of the Department of Energy or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If the Contractor or subcontractor fails to submit the required records or to make them available, the Federal agency may, after written notice to the Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any

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further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

(4) Apprentices and trainees—

(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the Contractor as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a Contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in the Contractor’s or subcontractor’s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the Contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee’s level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee

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rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the Contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended and 29 CFR part 30.

(5) Compliance with Copeland Act requirements. The Contractor shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this Contract.

(6) Contracts and Subcontracts. The Recipient, Subrecipient, the Recipient’s and Subrecipient’s contractors and subcontractor shall insert in any Contracts the clauses contained herein in(a)(1) through (10) and such other clauses as the Department of Energy may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The Recipient shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all of the paragraphs in this clause.

(7) Contract termination: debarment. A breach of the Contract clauses in 29 CFR 5.5 may be grounds for termination of the Contract, and for debarment as a contractor and a subcontractor as provided in 29 CFR 5.12.

(8) Compliance with Davis-Bacon and Related Act requirements. All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 are herein incorporated by reference in this Contract.

(9) Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this Contract shall not be subject to the general disputes clause of this Contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between the Recipient, Subrecipient, the Contractor (or any of its subcontractors) and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

(10) Certification of eligibility.

(i) By entering into this Contract, the Contractor certifies that neither it (nor he or she) nor any person or firm who has an interest in the Contractor’s firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(ii) No part of this Contract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

(b) Contract Work Hours and Safety Standards Act. As used in this paragraph, the terms laborers and mechanics include watchmen and guards.

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(1) Overtime requirements. No Contractor or subcontractor contracting for any part of the Contract work which may require or involve the employment of laborers or mechanics shall require or permit any such laborer or mechanic in any workweek in which he or she is employed on such work to work in excess of forty hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times the basic rate of pay for all hours worked in excess of forty hours in such workweek.

(2) Violation; liability for unpaid wages; liquidated damages. In the event of any violation of the clause set forth in paragraph (b)(1) of this section the Contractor and any subcontractor responsible therefor shall be liable for the unpaid wages. In addition, such Contractor and subcontractor shall be liable to the United States (in the case of work done under contract for the District of Columbia or a territory, to such District or to such territory), for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic, including watchmen and guards, employed in violation of the clause set forth in paragraph (b)(1) of this section, in the sum of $10 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of forty hours without payment of the overtime wages required by the clause set forth in paragraph (b)(1) of this section.

(3) Withholding for unpaid wages and liquidated damages. The Department of Energy or the Recipient or Subrecipient shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the Contractor or subcontractor under any such contract or any other Federal contract with the same prime Contractor, or any other federally-assisted contract subject to the Contract Work Hours and Safety Standards Act, which is held by the same prime contractor, such sums as may be determined to be necessary to satisfy any liabilities of such Contractor or subcontractor for unpaid wages and liquidated damages as provided in the clause set forth in paragraph (b)(2) of this section.

(4) Contracts and Subcontracts. The Recipient, Subrecipient, and Recipient’s and Subrecipient’s contractor or subcontractor shall insert in any Contracts, the clauses set forth in paragraph (b)(1) through (4) of this section and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The Recipient shall be responsible for compliance by any subcontractor or lower tier subcontractor with the clauses set forth in paragraphs (b)(1) through (4) of this section.

(5) The Contractor or subcontractor shall maintain payrolls and basic payroll records during the course of the work and shall preserve them for a period of three years from the completion of the Contract for all laborers and mechanics, including guards and watchmen, working on the Contract. Such records shall contain the name and address of each such employee, social security number, correct classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. The records to be maintained under this paragraph shall be made available by the Contractor or subcontractor for inspection, copying, or transcription by authorized representatives of the Department of Energy and the Department of Labor, and the Contractor or subcontractor will permit such representatives to interview employees during working hours on the job.

RECIPIENT FUNCTIONS

(1) This delegation of Department of Energy (DOE) functions to the Recipient applies only to DBA effort performed by Subrecipients and Contractors under this award. Those functions are not delegated to the Recipient for any DBA effort performed by employees of the Recipient under this award. On behalf of the Department of Energy (DOE), Recipient shall perform the following functions:

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(a) Obtain, maintain, and monitor all DBA certified payroll records submitted by the Subrecipients and Contractors at any tier under this Award;

(b) Review all DBA certified payroll records for compliance with DBA requirements, including applicable DOL wage determinations;

(c) Notify DOE of any non-compliance with DBA requirements by Subrecipients or Contractors at any tier, including any non-compliances identified as the result of reviews performed pursuant to paragraph (b) above;

(d) Address any Subrecipient and any Contractor DBA non-compliance issues; if DBA non-compliance issues cannot be resolved in a timely manner, forward complaints, summary of investigations and all relevant information to DOE;

(e) Provide DOE with detailed information regarding the resolution of any DBA non-compliance issues;

(f) Perform services in support of DOE investigations of complaints filed regarding noncompliance by Subrecipients and Contractors with DBA requirements;

(g) Perform audit services as necessary to ensure compliance by Subrecipients and Contractors with DBA requirements and as requested by the Contracting Officer; and

(h) Provide copies of all records upon request by DOE or DOL in a timely manner.

(2) All records maintained on behalf of the DOE in accordance with paragraph (1) above are federal government (DOE) owned records. DOE or an authorized representative shall be granted access to the records at all times.

(3) In the event of, and in response to any Freedom of Information Act, 5 U.S.C. 552, requests submitted to DOE, Recipient shall provide such records to DOE within 5 business days of receipt of a request from DOE.

DE-EE0002023

Attachment 1 – Intellectual Property Provisions – Amendment 001

GDLB-1003

Intellectual Property Provisions (GDLB-1003)

Grant - Special Data Statute

Research, Development, or Demonstration

Large Businesses, State and Local Governments, and Foreign Entities

01. 10 CFR 600.325	Rights in Data - Programs Covered Under Special
Appendix A	Data Statutes (OCT 2003)

02. ~~FAR 52.227-12~~	Patent Rights – Waiver (JUL 1996), as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations

03. FAR 52.227-23	Rights to Proposal Data (Technical) (JUN 1987)

NOTE: In reading these provisions, any reference to “contractor” shall mean “recipient,” and any reference to “contract” or “subcontract” shall mean “award” or “subaward.”

01. 10 CFR 600.325 Appendix A, Rights in Data - Programs Covered Under Special Data Statutes (OCT 2003)

(a) Definitions

Computer Data Bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the computer program to be produced, created or compiled. The term does not include computer data bases.

Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to administration, such as financial, administrative, cost or pricing or management information.

Form, fit, and function data, as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability as well as data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

Limited rights data, as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and confidential or privileged; or is published copyrighted computer software; including modifications of such computer software.

Protected data, as used in this clause, means technical data or commercial or financial data first produced in the performance of the award which, if it had been obtained from and first produced by a non-federal party, would be a trade secret or commercial or financial information that is privileged or confidential under the meaning of 5 U.S.C. 552(b)(4) and which data is marked as being protected data by a party to the award.

Protected rights, as used in this clause, mean the rights in protected data set forth in the Protected Rights Notice of paragraph (g) of this clause.

Technical data, as used in this clause, means that data which are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose whatsoever, and to have or permit others to do so.

(b) Allocation of Rights

(1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in—

(i) Data specifically identified in this agreement as data to be delivered without restriction;

(ii) Form, fit, and function data delivered under this agreement;

(iii) Data delivered under this agreement (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this agreement; and (iv) All other data delivered under this agreement unless provided otherwise for protected data in accordance with paragraph (g) of this clause or for limited rights data or restricted computer software in accordance with paragraph (h) of this clause.

(2) The Recipient shall have the right to—

(i) Protect rights in protected data delivered under this agreement in the manner and to the extent provided in paragraph (g) of this clause;

(ii) Withhold from delivery those data which are limited rights data or restricted computer software to the extent provided in paragraph (h) of this clause;

(iii) Substantiate use of, add, or correct protected rights or copyrights notices and to take other appropriate action, in accordance with paragraph (e) of this clause; and

(iv) Establish claim to copyright subsisting in data first produced in the performance of this agreement to the extent provided in subparagraph (c)(1) of this clause.

(c) Copyright

(1) Data first produced in the performance of this agreement. Except as otherwise specifically provided in this agreement, the Recipient may establish, without the prior approval of the Contracting Officer, claim to copyright subsisting in any data first produced in the performance of this agreement. If claim to copyright is made, the Recipient shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including agreement number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For such copyrighted data, including computer software, the Recipient grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable, worldwide license to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government, for all such data.

(2) Data not first produced in the performance of this agreement. The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this agreement any data that are not first produced in the performance of this agreement and that contain the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software, the Government shall acquire a copyright license as set forth in subparagraph (h)(3) of this clause if included in this agreement or as otherwise may be provided in a collateral agreement incorporated or made a part of this agreement.

(3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, Publication and Use of Data

(1) The Receipt shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this contract.

(2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this agreement which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

(e) Unauthorized Marking of Data

(1) Notwithstanding any other provisions of this agreement concerning inspection or acceptance, if any data delivered under this agreement are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this agreement, the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

(i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

(ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

(iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer’s decision. The Government shall continue to abide by the markings under this subdivision (e)(1)(iii) until final resolution of the matter either by the Contracting Officer’s determination become final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(f) Omitted or Incorrect Markings

(1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Recipient’s expense, and the Contracting Officer may agree to do so if the Recipient—

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the use of the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

(2) The Contracting Officer may also:

(i) Permit correction at the Recipient’s expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized; or

(ii) Correct any incorrect notices.

(g) Rights to Protected Data

(1) The Recipient may, with the concurrence of DOE, claim and mark as protected data, any data first produced in the performance of this award that would have been treated as a trade secret if developed at private expense. Any such claimed “protected data” will be clearly marked with the following Protected Rights Notice, and will be treated in accordance with such Notice, subject to the provisions of paragraphs (e) and (f) of this clause.

PROTECTED RIGHTS NOTICE

These protected data were produced under agreement no. DE-EE0002023 with the U.S. Department of Energy and may not be published, disseminated, or disclosed to others outside the Government until five (5) years from date of disclosure, unless express written authorization is obtained from the recipient. Upon expiration of the period of protection set forth in this Notice, the Government shall have unlimited rights in this data. This Notice shall be marked on any reproduction of this data, in whole or in part.

(End of notice).

(2) Any such marked Protected Data may be disclosed under obligations of confidentiality for the following purposes:

(a) For evaluation purposes under the restriction that the “Protected Data” be retained in confidence and not be further disclosed; or

(b) To subcontractors or other team members performing work under the Government’s Vehicle Technologies program

(3) The obligations of confidentiality and restrictions on publication and dissemination shall end for any Protected Data.

(a) At the end of the protected period;

(b) If the data becomes publicly known or available from other sources without a breach of the obligation of confidentiality with respect to the Protected Data;

(c) If the same data is independently developed by someone who did not have access to the Protected Data and such data is made available without obligations of confidentiality; or

(d) If the Recipient disseminates or authorizes another to disseminate such data without obligations of confidentiality.

(4) However, the Recipient agrees that the following types of data are not considered to be protected and shall be provided to the Government when required by this award without any claim that the data are Protected Data. The parties agree that notwithstanding the following lists of types of data, nothing precludes the Government from seeking delivery of additional data in accordance with this award, or from making publicly available additional nonprotected data, nor does the following list constitute any admission by the Government that technical data not on the list is Protected Data.

List of nonprotected data: “Information as defined in the Reporting Requirements Checklist, specifically, within the Final Progress Report.”

(5) The Government’s sole obligation with respect to any protected data shall be as set forth in this paragraph (g).

(h) Protection of Limited Rights Data

When data other than that listed in subparagraphs (b)(1)(i), (ii), and (iii) of this clause are specified to be delivered under this agreement and such data qualify as either limited rights data or restricted computer software, the Recipient, if the Recipient desires to continue protection of such data, shall withhold such data and not furnish them to the Government under this agreement. As a condition to this withholding the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof.

(i) Subaward/Contract

The Recipient has the responsibility to obtain from its subrecipients/contractors all data and rights therein necessary to fulfill the Recipient’s obligations to the Government under this agreement. If a subrecipient/contractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subaward/contract award without further authorization.

(j) Additional Data Requirements

In addition to the data specified elsewhere in this agreement to be delivered, the Contracting Officer may, at anytime during agreement performance or within a period of 3 years after acceptance of all items to be delivered under this agreement, order any data first produced or specifically used in the performance of this agreement. This clause is applicable to all data ordered under this subparagraph. Nothing contained in this subparagraph shall require the Recipient to deliver any data the withholding of which is authorized by this clause or data which are specifically identified in this agreement as not subject to this clause. When data are to be delivered under this subparagraph, the Recipient will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

The following data will not be subject to being ordered under the Rights in Data - Programs Covered under Special Data Statutes (OCT 2003), paragraph (j) Additional Data Requirements:

- Detailed data related to proprietary or competition sensitive manufacturing line designs, manufacturing equipment design or fabrication techniques, manufacturing processes, and end item design or fabrication techniques.

(k) The Recipient agrees, except as may be otherwise specified in this agreement for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Recipient’s facility any data withheld pursuant to paragraph (h) of this clause, for purposes of verifying the Recipient’s assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

~~02. FAR 52.227-12~~ Patent Rights – Waiver (JUL 1996), as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations

(a) Definitions.

As used in this clause:

Background patent means a domestic patent covering an invention or discovery which is not a Subject Invention and which is owned or controlled by the Contractor at any time through the completion of this contract:

(i) Which the Contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and

(ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

Contract means any contract, grant, agreement, understanding, or other arrangement, which includes research, development, or demonstration work, and includes any assignment or substitution of parties.

DOE patent waiver regulations means the Department of Energy patent waiver regulations at 10 CFR Part 784.

Invention as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

Patent Counsel means the Department of Energy Patent Counsel assisting the procuring activity.

Practical application means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Secretary means the Secretary of Energy.

Small business firm means a small business concern as defined at Section 2 of the Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

Subject invention means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act (7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights.

Whereas DOE has granted a waiver of rights to subject inventions to the Contractor, the Contractor may elect to retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. “202 and 203. With respect to any subject invention in which the Contractor elects to retain title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent applications by Contractor.

(1) The Contractor shall disclose each subject invention to the Patent Counsel within six months after conception or first actual reduction to practice, whichever occurs first in the course of or under this contract, but in any event, prior to any sale, public use, or public disclosure of such invention known to the Contractor. The disclosure to the Patent Counsel shall be in the form of a written report and shall identify the inventors and the contract under which the invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Patent Counsel, the Contractor shall promptly notify the Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

(2) The Contractor shall elect in writing whether or not to retain title to any such invention by notifying the Patent Counsel at the time of disclosure or within 8 months of disclosure, as to those countries (including the United States) in which the Contractor will retain title; provided, that in any case where publication, on sale, or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period of election of title may be shortened by the Agency to a date that is no more than 60 days prior to the end of the statutory period. The Contractor shall notify the Patent Counsel as to those countries (including the United States) in which the Contractor will retain title not later than 60 days prior to the end of the statutory period.

(3) The Contractor shall file its United States patent application on an elected invention within 1 year after election, but not later than at least 60 days prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor shall file patent applications in additional countries (including the European Patent Office and under the Patent Cooperation Treaty) within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where foreign filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure to the Patent Counsel, election, and filing may, at the discretion of DOE, be granted, and will normally be granted unless the Patent Counsel has reason to believe that a particular extension would prejudice the Government’s interest.

(d) Conditions when the Government may obtain title notwithstanding an existing waiver.

The Contractor shall convey to DOE, upon written request, title to any subject invention—

(1) If the Contractor elects not to retain title to a subject invention;

(2) If the Contractor fails to disclose or elect the subject invention within the times specified in paragraph (c) of this clause (provided that DOE may only request title within 60 days after learning of the Contractor’s failure to report or elect within the specified times);

(3) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of DOE, the Contractor shall continue to retain title in that country;

(4) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention; or

(5) If the waiver authorizing the use of this clause is terminated as provided in paragraph (p) of this clause.

(e) Minimum rights to Contractor when the Government retains title.

(1) The Contractor shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title under paragraph (d) of this clause except if the Contractor fails to disclose the subject invention within the times specified in paragraph (c) of this clause. The Contractor’s license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor’s business to which the invention pertains.

(2) The Contractor’s domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR part 404 and DOE licensing regulations. This license shall not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, DOE shall furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor shall be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f) Contractor action to protect the Government’s interest.

(1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

(i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and

(ii) convey title to DOE when requested under paragraphs (d) and (n)(2) of this clause, and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. This disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor shall notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: “This invention was made with Government support under (identify the contract) awarded by DOE. The Government has certain rights in this invention.”

(5) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the course of or under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Patent Counsel a description of such procedures for evaluation and for determination as to their effectiveness.

(6) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through Military Assistance Program of the Government or otherwise derived through the Government; to refund any amounts received as royalty charges on the subject invention in acquisitions for, or on behalf of, the Government; and to provide for such refund in any instrument transferring rights in the invention to any party.

(7) The Contractor shall furnish the Patent Counsel the following:

(i) Interim reports every 12 months (or such longer period as may be specified by the Patent Counsel) from the date of the contract, listing subject inventions during that period and stating that all subject inventions have been disclosed or that there are no such inventions.

(ii) A final report, within 3 months after completion of the contracted work, listing all subject inventions or stating that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

(8) The Contractor shall promptly notify the Patent Counsel in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Patent Counsel, the Contractor shall furnish a copy of such subcontract, and no more frequently than annually, a listing of the subcontracts that have been awarded.

(9) The Contractor shall provide, upon request, the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and patent number and issue date for any subject invention for which the Contractor has retained title.

(10)Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(g) Subcontracts.

(1) Unless otherwise directed by the Contracting Officer, the Contractor shall include the clause at 48 CFR 952.227-11, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the Contractor shall include the patent rights clause at 48 CFR 952.227-13 (suitably modified to identify the parties).

(2) The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

(3) In the case of subcontractors at any tier, the Department, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Department with respect to those matters covered by this clause.

(4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contracting Officer shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

(h) Reporting on utilization of subject inventions.

The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor and any of its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by DOE in accordance with paragraph (j) of this clause. To the extent data or information supplied under this paragraph is considered by the Contractor, its licensee or assignee to be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by law, it shall not disclose such information to persons outside the Government.

(i) Preference for United States industry.

Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights.

The Contractor agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 48 CFR 27.304-1(g) to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that—

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Background Patents [reserved]

(l) Communications.

All reports and notifications required by this clause shall be submitted to the Patent Counsel unless otherwise instructed.

(m) Other inventions.

Nothing contained in this clause shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention, except with respect to Background Patents, above.

(n) Examination of records relating to inventions.

(1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether—

(i) Any such inventions are subject inventions;

(ii) The Contractor has established and maintains the procedures required by paragraphs (f)(2) and (f)(5) of this clause; and

(iii) The Contractor and its inventor have complied with the procedures.

(2) If the Contracting Officer determines that an inventor has not disclosed a subject invention to the Contractor in accordance with the procedures required by paragraph (f)(5) of this clause, the Contracting Officer may, within 60 days after the determination, request title in accordance with paragraphs (d)(2) and (d)(3) of this clause. However, if the

Contractor establishes that the failure to disclose did not result from the Contractor’s fault or negligence, the Contracting Officer shall not request title.

(3) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

(4) Any examination of records under this paragraph shall be conducted in such a manner as to protect the confidentiality of the information involved.

(o) Withholding of payment.

NOTE: This paragraph does not apply to subcontracts or grants.

(1) Any time before final payment under this contract, the Contracting Officer may, in the Government’s interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of the contract, whichever is less, shall have been set aside if, in the Contracting Officer’s opinion, the Contractor fails to—

(i) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to paragraph (f)(5) of this clause;

(ii) Disclose any subject invention pursuant to paragraph (c)(1) of this clause;

(iii) Deliver acceptable interim reports pursuant to paragraph (f)(7)(I) of this clause;

(iv) Provide the information regarding subcontracts pursuant to paragraph (f)(6) of this clause; or

(v) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

(2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

(3) Final payment under this contract shall not be made before the Contractor delivers to the Patent Counsel all disclosures of subject inventions required by paragraph (c)(1) of this clause, an acceptable final report pursuant to paragraph (f)(7)(ii) of this clause, and all past due confirmatory instruments, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

(4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. If the maximum amount authorized above is already being withheld under other provisions of the contract, no additional amount shall be withheld under this paragraph. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government right.

(p) Waiver Terminations.

Any waiver granted to the Contractor authorizing the use of this clause (including any retention of rights pursuant thereto by the Contractor under paragraph (b) of this clause) may be terminated at the discretion of the Secretary or his designee in whole or in part, if the request for waiver by the Contractor is found to contain false material statements or nondisclosure of material facts, and such were specifically relied upon by DOE in reaching the waiver determination. Prior to any such termination, the Contractor will be given written notice stating the extent of such proposed termination and the reasons therefor, and a period of 30 days, or such longer period as the Secretary or his designee shall determine for good cause shown in writing, to show cause why the waiver of rights should not be so terminated. Any waiver termination shall be subject to the Contractor’s minimum license as provided in paragraph (e) of this clause.

(q) Atomic Energy.

No claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted by the Contractor or its employees with respect to any invention or discovery made or conceived in the course of or under this contract.

(r) Publication.

It is recognized that during the course of work under this contract, the contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the contractor, approval for release of publication shall be secured from Patent Counsel prior to any such release or publication. In appropriate circumstances, and after consultation with the contractor, Patent Counsel may waive the right of prepublication review.

(s) Forfeiture of rights in unreported subject inventions.

(1) The contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the contractor fails to report to Patent Counsel within six months after the time the contractor:

(i) Files or causes to be filed a United States or foreign patent application thereon; or

(ii) Submits the final report required by paragraph (f)(7)(ii) of this clause, whichever is later.

(2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in paragraph (n)(1) of this clause, the contractor:

(i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

(ii) Contending that the subject invention is not a subject invention, the contractor nevertheless discloses the subject invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer, or

(iii) Establishes that the failure to disclose did not result from the contractor’s fault or negligence.

(3) Pending written assignment of the patent application and patents on a subject invention determined by the Contracting Officer to be forfeited (such determination to be a Final Decision under the Disputes clause of this contract), the contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph shall be in addition to and shall not supersede any other rights and remedies which the Government may have with respect to subject inventions.

(t) U. S. Competitiveness

The Contractor agrees that any products embodying any waived invention or produced through the use of any waived invention will be manufactured substantially in the United States unless the Contractor can show to the satisfaction of the DOE that it is not commercially feasible to do so. In the event the DOE agrees to foreign manufacture, there will be a requirement that the Government’s support of the technology be recognized in some appropriate manner, e.g., recoupment of the Government’s investment, etc. The Contractor agrees that it will not license, assign or otherwise transfer any waived invention to any entity unless that entity agrees to these same requirements. Should the Contractor or other such entity receiving rights in the invention undergo a change in ownership amounting to a controlling interest, then the waiver, assignment, license, or other transfer of rights in the waived invention is suspended until approved in writing by the DOE.

03. FAR 52.227-23 Rights to Proposal Data (Technical) (JUN 1987)

Except for data contained in pages 4-46, 57-134 and 136-464, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the “Rights in Data–General” clause contained in this contract) in and to the technical data contained in the proposal dated May 19, 2009, upon which this contract is based.

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Statement of Project Objectives

April 2010

RECOVERY ACT - PROVIDING VEHICLE OEMS FLEXIBLE SCALE TO ACCELERATE

ADOPTION OF ELECTRIC DRIVE VEHICLES

A. OBJECTIVES

The objective of the proposed work is to scale and commercialize the Recipient’s electric motor technology to create a family of standard electric drive motors with United States based manufacturing capability. Utilizing the pre-existing technology base from the Recipient’s current portfolio of production electric drive motors, fixed diameter motors with variable length options shall be generated to accommodate specific customer needs while maintaining commonality on specific product criteria. The Recipient shall work with electronics manufacturers and vehicle integrators to optimize application specific motor formats and maximize efficiency. Customer application specific prototype motors shall be formulated, manufactured, validated and integrated into customer vehicle applications. Volume production capabilities shall be installed in facilities in the United States. Production capacity shall be installed in 2 phases to assure market acceptance and mitigate volume and investment risk. The Recipient shall market motors to select OEM’s manufacturing various vehicle applications including automotive, truck and bus.

The motors used to drive electric vehicles are alternating current (AC) motors and the power source is typically from batteries, a direct current (DC) source. Therefore, inverters which convert the electrical power from DC to variable speed AC need to be designed to run the motors. Motors and inverters can be developed independent of each other up to the point of the final software programming or configuration of the inverter to match the motor characteristics. The motor project shall be done in collaboration with the inverter project, and the Recipient shall work with an inverter manufacturer to have prototype and production inverters available at the same time as the motors.

B. SCOPE OF WORK

The project scope shall focus on the following two phases. Each phase shall follow a similar project path with regards to the tasks; the phases shall occur concurrently.

Motor Production

Customer application specific motor modifications and preliminary electrical performance characterization shall be completed for each diameter and style motor based upon customer surveys on electric motor performance and size requirements. Physical parts shall be constructed for initial customer application validation testing to confirm the expected motor performance. Once confirmed, including any necessary design revisions, prototype motors shall be constructed from production intent designs utilizing low-volume manufacturing processes. These parts shall complete the initial customer application validation, and they shall be provided to customers for vehicle integration. Upon successful completion of application validation and customer confirmation, production manufacturing processes shall be installed in a current facility located within the continental United States.

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The Recipient shall market motors to its current North American customers as well as other potential OEM’s. Based on customer input, the Recipient shall apply its standard size motors to specific vehicle applications working with electronics manufacturers and vehicle integrators.

Assuming positive market acceptance, additional diameter options and production capacity increase for previously launched products will drive a second phase of manufacturing capability requiring relocation to a 75,000 square foot minimum manufacturing facility located within the continental United States. The second phase shall require that the “Tasks to be Performed” (as set forth below) are repeated; leading to the launch of the new production facility.

Inverter Production

The inverters shall be commercialized and put in production at a location within the continental United States. The inverter sizes required shall match the motor performance required in the marketplace. The motors and inverters are typically matched to various customer requirements such as peak power of the motor and available voltage of the DC source. Inverter commercialization shall follow the same typical steps as the motor commercialization with the delivery of prototypes and production devices availability at the same time. The goal is to provide each respective customer with a matched set of motor and inverter drive systems.

C. TASKS TO BE PERFORMED

PHASE I: Creation of Application Specific Electric Drive Motors and Inverters

Task 1.0 – Preliminary Business Assessment Stage

The product and manufacturing engineering teams shall create and substantiate a functional customer specific version of an electric motor and inverter, including the preliminary product and manufacturing processes. This stage allows the team to formulate the impact of the initial product version on the specific customer application, sourcing plans, and manufacturing plans. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 1.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising prior to the initiation of the Preliminary Business Assessment Stage.

Subtask 1.2: Scope Statement: The scope statement subtask involves summarizing the scope of work for the proposed project. It may include the objectives of the program, customer programs being targeted, project description, product description, and project exclusions (what is not included).

Subtask 1.3: Business Case: The business case subtask involves the evaluation of various reference information used to judge the commercial viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 1.4: Risk Assessment: The purpose of the risk assessment subtask is to provide the identified risk assessment, monitoring and control for use in the gate reviews.

Subtask 1.5: Preliminary Cost Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 1.6: Initial Application Integration Samples: Produce initial customer application specific samples that demonstrate the basic achievement of desired performance or customer required characteristics.

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Subtask 1.7: Product Plan Impact: The intent of this subtask is to define the impact or level of change to the product plan by implementing the specified program or project and ensure conformance with the overall business strategy.

Subtask 1.8: Detailed Customer Application Analysis: This subtask shall involve the definition of the initial application requirements and their impact on a specific product version.

Subtask 1.9: Manufacturing Plan (Preliminary): In this subtask, the manufacturing plan is defined, including the general approach for delivering the volume production system to meet customer requirements.

Subtask 1.10: Macro Timing Plan: The high level project timing plan shall be generated during this subtask. The timing plan is the key communication device for all functional areas of responsibility within a program, and it allows for planning, tracking, and monitoring of all key program functions. The timing plan provides key communication for all involved in the program and also serves as a means of communicating with the direct customer.

Subtask 1.11: Resource Assessment: In this subtask, the types and quantities of resources required to deliver the program is identified, along with an assessment of the resulting cost impact to the project.

Subtask 1.12: Project Team List: The list of key project team members shall be defined. The project team list documents roles and contact information for each team member contributing to the completion of the project.

Task 2.0 – Business Plan Confirmation Stage

The program management team shall finalize the detailed plan for implementation of volume production and conduct executive milestone reviews to justify further engineering or application integration activity. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 2.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising during the Preliminary Business Assessment Stage.

Subtask 2.2: Scope Statement: The scope statement subtask involves summarizing the scope of work for the proposed project. It may include the objectives of the program, customer programs being targeted, project description, product description, and project exclusions (what is not included).

Subtask 2.3: Detailed Business Case: The business case subtask involves the evaluation of various reference information used to judge the commercial viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 2.4: Risk Monitoring and Control: The purpose of the risk monitoring and control subtask is to document the identified risk assessment, monitoring and control for use in the gate reviews.

Subtask 2.5: Cost Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 2.6: Integration Confirmation Samples: Application specific integration confirmation samples shall be built and utilized by engineering to further refine the effectiveness of the customer integration and evaluate performance and durability of a product. These samples contain incremental improvement resulting from applied learning during the initial

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customer application integration sample testing. Samples can be provided to customers for performance and fit-up but not durability evaluation.

Subtask 2.7: Product Prints: The product engineering team shall generate product prints to detail the dimensional and material specifications for components and assemblies that make up the product. The product prints comprehend the results of analysis and testing as well as manufacturing process design attributes.

Subtask 2.8: Manufacturing Plan: In this subtask, the manufacturing plan is defined, including the general approach for delivering the volume production system to meet customer requirements.

Subtask 2.9: Manufacturing System Design: The manufacturing system design captures all elements of the manufacturing system from lean material flow to Process Failure Mode Effects Analysis (PFMEA). It also ensures that the best manufacturing practices are incorporated where appropriate.

Subtask 2.10: Production Sourcing: In this subtask, supply chain team shall create strategic production sourcing plan to ensure all efforts on component materials are coordinated to meet the business initiatives and customer start-up objectives.

Subtask 2.11: Detailed Timing Plan: The project timing plan is revised to add necessary detail. The project timing plan is the key communication device for all functional areas of responsibility within a program, and it allows for planning, tracking, and monitoring of all key program functions. The timing plan provides key communication for all involved in the program and also serves as a means of communicating with the direct customer.

Subtask 2.12: Resource Assessment: The types and quantities of resources required to deliver the program is identified, along with an assessment of the resulting cost impact to the project.

Subtask 2.13: Capital Review and Approval: The purpose of this subtask is to provide the required detail for the review and approval of capital spending.

Task 3.0 – Production Planning Stage

The product and manufacturing engineering teams shall create the initial production intent version of the customer application specific product and manufacturing processes, ensuring that all respective customer requirements are met. The program management team shall finalize the detailed plan for the implementation of volume production and conduct executive milestone reviews to justify further engineering or application integration activity. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 3.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising during the Business Plan Confirmation Stage.

Subtask 3.2: Customer Volumes / Requirements/ Contract Review: This subtask serves to review the respective customer commercial contract with special emphasis on contractual requirements and contracted production rates.

Subtask 3.3: Detailed Business Case: The business case subtask involves the evaluation of various reference information used to judge the viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 3.4: Risk Monitoring and Control: The purpose of the risk assessment subtask is to document the identified risk assessment, monitoring and control for use in gate reviews.

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Subtask 3.5: Cost Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 3.6: Low Volume Validation Samples & Final Application Validation: Production intent samples of the products are built from low volume or prototype tooling used to validate performance and durability of the application specific product. These samples contain incremental improvement resulting from applied learning during the initial customer application integration sample testing. Customer samples are provided for complete vehicle performance and durability evaluation.

Subtask 3.7: Reliability and Warranty Assessment: The teams shall undergo a detailed reliability and warranty assessment to define the expectations and approach for making an assessment of warranty and reliability performance on products. This evaluation is important to understand the predicted eventual levels of warranty and reliability.

Subtask 3.8: Production Vendor Selection: In this subtask, the supply chain team ensures that production component and subassembly suppliers have the capability, quality systems, capacity and correct cost structure to produce the awarded component and subassembly business.

Subtask 3.9: Detailed Timing Plan: The project timing plan is revised to add necessary detail. The project timing plan is the key communication device for all functional areas of responsibility within a program, and it allows for planning, tracking, and monitoring of all key functions in a program. The project timing plan provides key communication for all involved in the program and also serves as a means of communicating with the direct customer.

Subtask 3.10: Ramp-up Plan: The ramp-up plan ensures readiness to meet customer expectations. The Ramp-up Plan specifically addresses adherence to key customer dates, volumes and sales plan, and sets forth any impact on production inventory.

Subtask 3.11: Operations Plan: The manufacturing and operations teams define the facility, location, floor spaces, infrastructure, and utility requirements and confirm approval of such plans with management.

Task 4.0 – Final Production Validation Stage

The product and manufacturing engineering teams shall create the final production version of the product and manufacturing processes, ensuring that all customer requirements are met. The program management team shall finalize the detailed plan for implementation of volume production and conduct executive milestone review to justify any further engineering or application integration activity. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 4.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or changes arising during the Production Planning Stage.

Subtask 4.2: Production Part Approval Process (“PPAP”) Customer Approval: The industry standard Production Part Approval Process is utilized to determine whether the production system has the potential to manufacture products consistently which will meet the engineering design and customer specification requirements during an actual production run at the quoted production rate.

Subtask 4.3: Business Case Review: The business case subtask involves the evaluation of various reference information used to judge the viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

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Subtask 4.4: Risk Monitoring and Control: The purpose of the risk monitoring and control subtask is to document the identified risk assessment, monitoring and control for use in gate reviews.

Subtask 4.5: Cost Book Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 4.6: Production Validation Tests Passed: Production products built from final production supplied components, manufactured from final production tools and assembled on production equipment. Production validation testing is performed to confirm that parts for sale to the end user meet all performance and durability requirements.

Subtask 4.7: Run-at-Rate Complete: The run-at-rate evaluation is used to ensure that all the required quality systems are implemented when a product is manufactured at full production capacity run rate. The run-at-rate must demonstrate full production capacity, productivity, and quality levels. Capability and inspection data shall be captured and analyzed during this activity.

Subtask 4.8: Initial Ramp-Up Complete: The intent of this task is to ensure the production volume ramp-up plan was executed successfully. Under a ramp up schedule, the production volume output of the production assembly equipment is steadily increased over a period of time until finally reaching full production capacity. The production ramp-up scheduled is utilized to manage risks associated with production start-up.

Subtask 4.9: Production Trial Run Complete: The intent of the production trial run is to validate that the manufacturing system design is adequate to produce final production products which meet the respective customer manufacturing requirements.

Subtask 4.10: PPAP Checklist and Submission Complete: This task encompasses the task of submitting the supporting PPAP documentation to the respective customer.

Subtask 4.11: Operations Readiness: The purpose of the operations readiness assessment is to confirm the readiness of production operations to accept the responsibility for full volume manufacturing. The intent of this task is to document the operations readiness assessment and ensure that any required actions have been assigned.

Task 5.0 – Production Stage

The production operations team assumes ownership for the project with emphasis on meeting customer production requirements, driving continuous improvement and identifying/implementing cost reductions.

DECISION POINT: The Recipient is not authorized to proceed with activity beyond Phase I without the specific written approval of the DOE Contracting Officer. The continuation of the project will be based upon the selection of the Phase II site and the successful completion of the Phase II site NEPA.

PHASE II: Creation of Application Specific Electric Drive Motors and Inverters and Expand Production Capacity.

Task 6.0 – Initiation Stage

The purpose of this stage is to identify and quantify opportunities and corresponding business justification, in order to gain approval to commence with any expanded program activity.

Subtask 6.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising prior to commencing the Initiation Stage.

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Subtask 6.2: Preliminary Scope Statement: The scope statement subtask involves summarizing the scope of work for the proposed project. The scope statement may include the objectives of the program, customer programs being targeted, project description, product description, and project exclusions (what is not included).

Subtask 6.3: Preliminary Business Case: The business case subtask involves the evaluation of various reference information used to judge the viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 6.4: Confirm Relevance to Business Strategies: The intent of this subtask is to confirm that the preliminary scope statement and preliminary business case align with the overall business objectives and strategies.

Subtask 6.5: Review of Competitive Situation: This subtask involves the definition of the expectations and approach for competitive benchmarking.

Subtask 6.6: Risk Assessment: The purpose of the risk assessment subtask is to provide the identified risk assessment, monitoring and control for use in the gate reviews.

Subtask 6.7: Resource Assessment: in this subtask, the types and quantities of resources required to deliver the program is identified, along with an assessment of the resulting cost impact to the project.

Subtask 6.8: Nomination of Program Manager: The program manager is named from the Program Management Group to manage the program using the corporate standard work program management system.

Task 7.0 – Preliminary Business Assessment Stage

The product and manufacturing engineering teams shall create and substantiate a functional customer specific version of an electric motor and inverter, including the preliminary product and manufacturing processes. This stage allows the team to formulate the impact of the initial product version on the specific customer application, sourcing plans, and manufacturing plans. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 7.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising from the Initiation Stage.

Subtask 7.2: Scope Statement: The scope statement summarizes the scope of work for the proposed project. The scope statement may include the objectives of the program, customer programs being targeted, project description, product description, and project exclusions (what is not included).

Subtask 7.3: Business Case: The business case subtask involves the evaluation of various reference information used to judge the commercial viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 7.4: Risk Assessment: The purpose of the risk assessment subtask is to document the identified risk assessment, monitoring and control for use in the gate reviews.

Subtask 7.5: Preliminary Cost Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 7.6: Initial Application Integration Samples: Produce initial customer application specific samples that demonstrate the basic achievement of desired performance or customer required characteristics.

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Subtask 7.7: Product Plan Impact: The intent of this subtask is to define the impact or level of change to the product plan by implementing the specified program or project and ensure conformance with the overall business strategy.

Subtask 7.8: Detailed Customer Application Analysis: This subtask shall involve the definition of the initial application requirements and their impact on a specific product version.

Subtask 7.9: Manufacturing Plan (Preliminary): In this subtask, the manufacturing plan is defined, including the general approach for delivering the volume production system to meet customer requirements.

Subtask 7.10: Macro Timing Plan: The high level project timing plan shall be generated during this subtask. The timing plan is the key communication device for all functional areas of responsibility within a program, and it allows for planning, tracking, and monitoring of all key program functions. The timing plan provides key communication for all involved in the program and also serves as a means of communicating with the direct customer.

Subtask 7.11: Resource Assessment: In this subtask, the types and quantities of resources required to deliver the program is identified, along with an assessment of the resulting cost impact to the project.

Subtask 7.12: Project Team List: The list of key project team members shall be defined. The project team list documents roles and contact information for each team member contributing to the completion of the project.

Task 8.0 – Business Plan Confirmation Stage

The program management team shall finalize the detailed plan for implementation of volume production and conduct executive milestone reviews to justify further engineering or application integration activity. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 8.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising during the Preliminary Business Assessment Stage.

Subtask 8.2: Scope Statement: The scope statement summarizes the scope of work for the proposed project. It may include the objectives of the program, customer programs being targeted, project description, product description, and project exclusions (what is not included).

Subtask 8.3: Detailed Business Case: The business case subtask involves the evaluation of various reference information used to judge the commercial viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 8.4: Risk Monitoring and Control: The purpose of the risk monitoring and control subtask is to document the identified risk assessment, monitoring and control for use in the gate reviews.

Subtask 8.5: Cost Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 8.6: Integration Confirmation Samples: Application specific integration confirmation samples shall be built and utilized by engineering to further refine the effectiveness of the customer integration and evaluate performance and durability of a product. The samples contain incremental improvement resulting from applied learning during the initial customer

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application integration sample testing. Samples can be provided to customers for performance and fit-up but not durability evaluation.

Subtask 8.7: Product Prints: The product engineering team shall generate product prints to detail the dimensional and material specifications for components and assemblies that make up the product. The product prints comprehend the results of analysis and testing as well as manufacturing process design attributes.

Subtask 8.8: Manufacturing Plan: In this subtask, the manufacturing plan is defined, including the general approach for delivering the volume production system to meet customer requirements.

Subtask 8.9: Manufacturing System Design: The manufacturing system design captures all elements of the manufacturing system from lean material flow to Process Failure Mode Effects Analysis (PFMEA). It also ensures that the best manufacturing practices are incorporated where appropriate.

Subtask 8.10: Production Sourcing: In this subtask, supply chain team shall create strategic production sourcing plan to ensure all efforts on component materials are coordinated to meet the business initiatives and customer start-up objectives.

Subtask 8.11: Detailed Timing Plan: The project timing plan is revised to add necessary detail. The project timing plan is the key communication device for all functional areas of responsibility within a program, and it allows for planning, tracking, and monitoring of all key program functions. The timing plan provides key communication for all involved in the program and also serves as a means of communicating with the direct customer.

Subtask 8.12: Resource Assessment: The types and quantities of resources required to deliver the program is identified, along with an assessment of the resulting cost impact to the project.

Subtask 8.13: Capital Review and Approval: The purpose of this subtask is to provide the required detail for the review and approval of capital spending.

Task 9.0 – Production Planning Stage

The product and manufacturing engineering teams shall create the initial production intent version of the customer application specific product and manufacturing processes, ensuring that all respective customer requirements are met. The program management team shall finalize the detailed plan for the implementation of volume production and conduct executive milestone reviews to justify further engineering or application integration activity. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 9.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising during the Preliminary Business Assessment Stage.

Subtask 9.2: Customer Volumes / Requirements/ Contract Review: This subtask serves to review the respective customer commercial contract with special emphasis on contractual requirements and contracted production rates.

Subtask 9.3: Detailed Business Case: The business case subtask involves the evaluation of various reference information used to judge the viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

Subtask 9.4: Risk Monitoring and Control: The purpose of the risk assessment subtask is to document the identified risk assessment, monitoring and control for use in gate reviews.

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Subtask 9.5: Cost Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 9.6: Low Volume Validation Samples & Final Application Validation: Production intent samples of the products are built from low volume or prototype tooling used to validate performance and durability of the application specific product. These samples contain incremental improvement resulting from applied learning during the initial customer application integration sample testing. Customer samples are provided for complete vehicle performance and durability evaluation.

Subtask 9.7: Reliability and Warranty Assessment: The teams shall undergo a detailed reliability and warranty assessment to define the expectations and approach for making an assessment of warranty and reliability performance on products. This evaluation is important to understand the predicted eventual levels of warranty and reliability.

Subtask 9.8: Production Vendor Selection: In this subtask, the supply chain team ensures that production component and subassembly suppliers have the capability, quality systems, capacity and correct cost structure to produce the awarded component and subassembly business.

Subtask 9.9: Detailed Timing Plan: The project timing plan is revised to add necessary detail. The project timing plan is the key communication device for all functional areas of responsibility within a program, and it allows for planning, tracking, and monitoring of all key functions in a program. The project timing plan provides key communication for all involved in the program and also serves as a means of communicating with the direct customer.

Subtask 9.10: Ramp-up Plan: The ramp-up plan ensures readiness to meet customer expectations. The Ramp-up Plan specifically addresses adherence to key customer dates, volumes and sales plan, and sets forth any impact on production inventory.

Subtask 9.11: Operations Plan: The manufacturing and operations teams define the facility, location, floor spaces, infrastructure, and utility requirements and confirm approval of such plans with management.

Task 10.0 – Final Production Validation Stage

The product and manufacturing engineering teams shall create the final production version of the product and manufacturing processes, ensuring that all customer requirements are met. The program management team shall finalize the detailed plan for implementation of volume production and conduct executive milestone review to justify any further engineering or application integration activity. The subtasks in this stage reflect the progressive elaboration involved in bringing a new product to market.

Subtask 10.1: Project Management Plan Update: Review and revise the Project Management Plan for any project updates or modifications arising during the Production Planning Stage.

Subtask 10.2: Production Part Approval Process (“PPAP”) Customer Approval: The industry standard Production Part Approval Process is utilized to determine whether the production system has the potential to manufacture products consistently which will meet the engineering design and customer specification requirements during an actual production run at the quoted production rate.

Subtask 10.3: Business Case Review: The business case subtask involves the evaluation of various reference information used to judge the viability of the project, including analysis of the market, competition, product, cost, capital, resources, and financial plan.

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DE-EE0002023

Attachment 2 – Statement of Project Objectives – Amendment 001

Subtask 10.4: Risk Monitoring and Control: The purpose of the risk monitoring and control subtask is to document the identified risk assessment, monitoring and control for use in gate reviews.

Subtask 10.5: Cost Book Analysis: In this step, the various product costs and investment costs of a product program are examined.

Subtask 10.6: Production Validation Tests Passed: Production products built from final production supplied components, manufactured from final production tools and assembled on production equipment. Production validation testing is performed to confirm that parts for sale to the end user meet all performance and durability requirements.

Subtask 10.7: Run-at-Rate Complete: The run-at-rate evaluation is used to ensure that all the required quality systems are implemented when a product is manufactured a full production capacity run rate. The run-at-rate must demonstrate full production capacity, productivity, and quality levels. Capability and inspection data shall be captured and analyzed during this activity.

Subtask 10.8: Initial Ramp-Up Complete: The intent of this task is to ensure the production volume ramp-up plan was executed successfully. Under a ramp up schedule, the production volume output of the production assembly equipment is steadily increased over a period of time until finally reaching full production capacity. The production ramp-up scheduled is utilized to manage risks associated with production start-up.

Subtask 10.9: Production Trial Run Complete: The intent of the production trial run is to validate that the manufacturing system design is adequate to produce final production products which meet the respective customer manufacturing requirements.

Subtask 10.10: PPAP Checklist and Submission Complete: This task encompasses the task of submitting the supporting PPAP documentation to the respective customer.

Subtask 10.11: Operations Readiness: The purpose of the operations readiness assessment is to confirm the readiness of production operations to accept the responsibility for full volume manufacturing. The intent of this task is to document the operations readiness assessment and ensure that any required actions have been assigned.

Task 11.0 – Production Stage

The production operations team assumes ownership for the project with emphasis on meeting customer production requirements, driving continuous improvement and identifying/implementing cost reductions.

D. DELIVERABLES

The periodic and final reports shall be submitted in accordance with the “Federal Assistance Reporting Checklist” and the instructions accompanying the checklist by the project’s program manager.

In addition, the following deliverables are required to be submitted. Where applicable, one electronic copy is required to be submitted to the Contract Specialist and the Project Officer and one hardcopy to the Project Officer only.

•	Cost estimates of components or systems manufactured in the completed manufacturing facility.

11 of 13

DE-EE0002023

Attachment 2 – Statement of Project Objectives – Amendment 001

•

Delivery to the DOE of not to exceed 10 components or systems manufactured at the completed manufacturing facility from low rate initial production for validation purposes. The exact number of components or systems to be delivered will be determined by the DOE Project Officer prior to shipment.

•	Development and validation test plan for components or systems to meet OEM specifications.
•	Component or system performance and reliability tests and associated test report.

Performance Test Procedure

Non-Destructive Performance testing will be conducted on the deliverable materials, cells, modules or full battery systems (manufacturing end item) to validate performance. Test procedures will be jointly developed by the DOE and the end item manufacturer. Participation by DOE test agencies in test planning and execution will be addressed by a Non Disclosure Agreement (NDA) between the test agency and the end item manufacturer. Test procedures will incorporate specifications and limits supplied by the manufacturer for the specific technology such as voltage and current limits, state of charge, charging, and temperature recommendations, number of test sequences, or other relevant test conditions as appropriate. The test plan will describe laboratory control systems used to protect against end item failures due to testing anomalies, such as overcharge, short circuit, temperature excursions, etc as well as personal safety and health considerations associated with handling end items. The results of the DOE laboratory (INL) testing will be documented in a Publicly Releasable Summary Test Report that validates performance of the deliverables relative to the end item performance targets as well as the technology deployment impact relative to DOE strategic goals. The Summary Test Report will be approved by, and delivered to, the DOE (Vehicle Technologies) and end item manufacturer. Test materials, cells, modules, full battery systems (manufacturing end item), or special test equipment supplied by the end item manufacturer for the purposes of the test will be returned at the conclusion of testing.

Phase I:

Task 1.0 – Preliminary Business Assessment Stage: Report on the Preliminary Business Assessment Internal Task Review 1 Approval

Task 2.0 – Business Plan Confirmation Stage: Report on the Business Plan Confirmation Internal Task Review 2 Approval

Task 3.0 – Production Planning Stage: Report on the Production Planning Internal Task Review 3 Approval

Task 4.0 – Final Production Validation Stage: Report on the Final Production Validation Internal Task Review 4 Approval

Phase II:

Task 6.0 – Initiation Stage: Report on the Initiation Internal Task Review 6 Approval

Task 7.0 – Preliminary Business Assessment Stage: Report on the Preliminary Business Assessment Internal Task Review 7 Approval

Task 8.0 – Business Plan Confirmation Stage: Report on the Business Plan Confirmation Internal Task Review 8 Approval

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Attachment 2 – Statement of Project Objectives – Amendment 001

Task 9.0 – Production Planning Stage; Report on the Production Planning Internal Task Review 9 Approval

Task 10.0 – Final Production Validation Stage: Report on the Final Production Validation Internal Task Review 10 Approval

E. BRIEFINGS/TECHNICAL PRESENTATIONS

As needed in accordance with the schedule, the Recipient shall prepare detailed briefings for presentation to the Government Project Officer at one of the National Energy Technology Laboratory sites (Pittsburgh, PA or Morgantown, WV), DOE Headquarters (Washington, DC) or the Recipient’s site. The briefings shall be given by the Recipient to explain the plans, progress, and results of the Project effort. Such briefings are anticipated to occur upon the initiation of the award (kickoff meeting), as well as at quarterly/annual project reviews, and a final Project presentation.

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DOE F 4600.2
(09/09)	ATTACHMENT 3 – Amendment 001
All Other Editions Are Obsolete
U.S. Department of Energy
FEDERAL ASSISTANCE REPORTING CHECKLIST AND INSTRUCTIONS

1. Identification Number: DE-EE0002023 Amendment 001		2. Program/Project Title: RECOVERY ACT – PROVIDING VEHICLE OEMS FLEXIBLE SCALE TO ACCELERATE ADOPTION OF ELECTRIC DRIVE VEHICLES

3. Recipient:
Remy, Inc.
4. Reporting Requirements:		Frequency	No. of Copies	Addressees
A. MANAGEMENT REPORTING			Upload only 1 copy
☒ Progress Report		Q, F*	to the address in the	https://www.eere-
☒ Special Status Report		A	next column at the	pmc.energy.gov/
			interval specified in	SubmitReports.aspx
the previous column.

B. SCIENTIFIC/TECHNICAL REPORTING
(Reports/Products must be submitted with appropriate DOE F 241. The 241 forms are available at www.osti.gov/elink)
Report/Product	Form			http://www.osti.gov/
☐ Final Scientific/Technical Report	DOE F 241.3			elink- 2413
☐ Conference papers/proceedings*	DOE F 241.3			http://www.osti.gov/
☐ Software/Manual	DOE F 241.4			elink- 2413
☐ Other (see Special Instructions)	DOE F 241.3			http://www.osti.gov/
* Scientific and technical conferences only				estsc/ 241-4pre.jsp

C. FINANCIAL REPORTING
☒ SF-425, Federal Financial Report		Q, F		https://www.eere-
pmc.energy.gov/
SubmitReports.aspx

D. CLOSEOUT REPORTING
☒ Patent Certification		F		https://www.eere-
☒ Property Certification		F		pmc.energy.gov/
☐ Other (see Special Instructions)				SubmitReports.aspx

E. OTHER REPORTING
☒ Annual Indirect Cost Proposal		A		https://www.eere-
☒ Annual Inventory Report of Federally Owned Property, if any		A		pmc.energy.gov/
☐ Other				SubmitReports.aspx

F. AMERICAN RECOVERY AND REINVESTMENT ACT REPORTING
☒ Reporting and Registration Requirements		D		http://
www.federalreporting.gov
FREQUENCY CODES AND DUE DATES:
A - Within 5 calendar days after events or as specified.		S - Semiannually; within 30 days after end of reporting period.
F - Final; 90 calendar days after expiration or termination of the award.		Q - Quarterly; within 30 days after end of the reporting period.
Y - Yearly; 90 days after the end of the reporting period.		D - Quarterly: within 10 days after end of the reporting period.

5.      Special Instructions: Forms are available at https://www.eere-pmc.energy.gov/forms.aspx.

         *The Recipient shall submit a Final Progress Report which shall document and summarize all work performed during the award period in a comprehensive manner. This report shall not merely be a compilation of information contained in previously submitted quarterly reports, but shall present that information in an integrated fashion. It must contain an estimate of total production capacity for the facility(ies) funded by this award, including production capacity of any material or component sub-awards. It shall also present ~~the final production cost estimates of end products manufactured in the completed manufacturing facility,~~ the unit test plan based on at least one OEM specification, as well as unit performance and abuse test results.

Federal Assistance Reporting Instructions (5/09)

A. MANAGEMENT REPORTING

Progress Report

The Progress Report must provide a concise narrative assessment of the status of work and include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting Checklist:

1.	The DOE award number and name of the recipient.

2.	The project title and name of the project director/principal investigator.

3.	Date of report and period covered by the report.

4.	A comparison of the actual accomplishments with the goals and objectives established for the period and reasons why the established goals were not met.

5.	A discussion of what was accomplished under these goals during this reporting period, including major activities, significant results, major findings or conclusions, key outcomes or other achievements. This section should not contain any proprietary data or other information not subject to public release. If such information is important to reporting progress, do not include the information, but include a note in the report advising the reader to contact the Principal Investigator or the Project Director for further information.

6.	Cost Status. Show approved budget by budget period and actual costs incurred. If cost sharing is required break out by DOE share, recipient share, and total costs.

7.	Schedule Status. List milestones, anticipated completion dates and actual completion dates. If you submitted a project management plan with your application, you must use this plan to report schedule and budget variance. You may use your own project management system to provide this information.

8.	Any changes in approach or aims and reasons for change. Remember significant changes to the objectives and scope require prior approval by the contracting officer.

9.	Actual or anticipated problems or delays and actions taken or planned to resolve them.

10.	Any absence or changes of key personnel or changes in consortium/teaming arrangement.

11.	A description of any product produced or technology transfer activities accomplished during this reporting period, such as:

A.	Publications (list journal name, volume, issue); conference papers; or other public releases of results. Attach or send copies of public releases to the DOE Program Manager identified in Block 15 of the Assistance Agreement Cover Page.

B.	Web site or other Internet sites that reflect the results of this project.

C.	Networks or collaborations fostered.

D.	Technologies/Techniques.

E.	Inventions/Patent Applications

F.	Other products, such as data or databases, physical collections, audio or video, software or netware, models, educational aid or curricula, instruments or equipment.

Special Status Report

The recipient must report the following events by e-mail as soon as possible after they occur:

1.	Developments that have a significant favorable impact on the project.

2.	Problems, delays, or adverse conditions which materially impair the recipient’s ability to meet the objectives of the award or which may require DOE to respond to questions relating to such events from the public The recipient must report any of the following incidents and include the anticipated impact and remedial action to be taken to correct or resolve the problem/condition:

a.	Any single fatality or injuries requiring hospitalization of five or more individuals.

b.	Any significant environmental permit violation.

c.	Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes.

d.	Any incident which causes a significant process or hazard control system failure.

e.	Any event which is anticipated to cause a significant schedule slippage or cost increase.

f.	Any damage to Government-owned equipment in excess of $50,000.

g.	Any other incident that has the potential for high visibility in the media.

B. SCIENTIFIC/TECHNICAL REPORTS

Final Scientific/Technical Report

Content. The final scientific/technical report must include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting Checklist:

1.	Identify the DOE award number; name of recipient; project title; name of project director/principal investigator; and consortium/teaming members.

2.	Display prominently on the cover of the report any authorized distribution limitation notices, such as patentable material or protected data. Reports delivered without such notices may be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use or reproduction of such reports.

3.	Provide an executive summary, which includes a discussion of 1) how the research adds to the understanding of the area investigated; 2) the technical effectiveness and economic feasibility of the methods or techniques investigated or demonstrated; or 3) how the project is otherwise of benefit to the public. The discussion should be a minimum of one paragraph and written in terms understandable by an educated layman.

4.	Provide a comparison of the actual accomplishments with the goals and objectives of the project.

5.	Summarize project activities for the entire period of funding, including original hypotheses, approaches used, problems encountered and departure from planned methodology, and an assessment of their impact on the project results. Include, if applicable, facts, figures, analyses, and assumptions used during the life of the project to support the conclusions.

6.	Identify products developed under the award and technology transfer activities, such as:

a.	Publications (list journal name, volume, issue), conference papers, or other public releases of results. If not provided previously, attach or send copies of any public releases to the DOE Program Manager identified in Block 15 of the Assistance Agreement Cover Page;

b.	Web site or other Internet sites that reflect the results of this project;

c.	Networks or collaborations fostered;

d.	Technologies/Techniques;

e.	Inventions/Patent Applications, licensing agreements; and

f.	Other products, such as data or databases, physical collections, audio or video, software or netware, models, educational aid or curricula, instruments or equipment.

7.	For projects involving computer modeling, provide the following information with the final report:

a.	Model description, key assumptions, version, source and intended use;

b.	Performance criteria for the model related to the intended use;

c.	Test results to demonstrate the model performance criteria were met (e.g., code verification/validation, sensitivity analyses, history matching with lab or field data, as appropriate);

d.	Theory behind the model, expressed in non-mathematical terms;

e.	Mathematics to be used, including formulas and calculation methods;

f.	Whether or not the theory and mathematical algorithms were peer reviewed, and, if so, include a summary of theoretical strengths and weaknesses;

g.	Hardware requirements; and

h.	Documentation (e.g., users guide, model code).

Electronic Submission. The final scientific/technical report must be submitted electronically via the DOE Energy Link System (E-Link) accessed at http://www.osti.gov/elink-2413.

Electronic Format. Reports must be submitted in the ADOBE PORTABLE DOCUMENT FORMAT (PDF) and be one integrated PDF file that contains all text, tables, diagrams, photographs, schematic, graphs, and charts. Materials, such as prints, videos, and books, that are essential to the report but cannot be submitted electronically, should be sent to the Contracting Officer at the address listed in Block 16 of the Assistance Agreement Cover Page.

Submittal Form. The report must be accompanied by a completed electronic version of DOE Form 241.3, “U.S. Department of Energy (DOE), Announcement of Scientific and Technical Information (STI).” You can complete, upload, and submit the DOE F.241.3 online via E-Link. You are encouraged not to submit patentable material or protected data in these reports, but if there is such material or data in the report, you must: (1) clearly identify patentable or protected data on each page of the report; (2) identify such material on the cover of the report; and (3) mark the appropriate block in Section K of the DOE F 241.3. Reports must not contain any limited rights data (proprietary data), classified information, information subject to export control classification, or other information not subject to release. Protected data is specific technical data, first produced in the performance of the award that is protected from public release for a period of time by the terms of the award agreement.

Conference Papers/Proceedings

Content: The recipient must submit a copy of any conference papers/proceedings, with the following information: (1) Name of conference; (2) Location of conference; (3) Date of conference; and (4) Conference sponsor.

Electronic Submission. Scientific/technical conference paper/proceedings must be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.gov/elink-2413. Non-scientific/technical conference papers/proceedings must be sent to the URL listed on the Reporting Checklist.

Electronic Format. Conference papers/proceedings must be submitted in the ADOBE PORTABLE DOCUMENT FORMAT (PDF) and be one integrated PDF file that contains all text, tables, diagrams, photographs, schematic, graphs, and charts. If the proceedings cannot be submitted electronically, they should be sent to the DOE Administrator at the address listed in Block 16 of the Assistance Agreement Cover Page.

Submittal Form. Scientific/technical conference papers/proceedings must be accompanied by a completed DOE Form 241.3. The form and instructions are available on E-Link at http://www.osti.gov/elink-2413. This form is not required for non-scientific or non-technical conference papers or proceedings.

Software/Manual

Content. Unless otherwise specified in the award, the following must be delivered: source code, the executable object code and the minimum support documentation needed by a competent user to understand and use the software and to be able to modify the software in subsequent development efforts.

Electronic Submission. Submissions may be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.gov/estsc/241-4pre.jsp. They may also be submitted via regular mail to:

Energy Science and Technology Software Center

P.O. Box 1020

Oak Ridge, TN 37831

Submittal Form. Each software deliverable and its manual must be accompanied by a completed DOE Form 241.4 “Announcement of U.S. Department of Energy Computer Software.” The form and instructions are available on E-Link at http://www.osti.gov/estsc/241-4pre.jsp.

Protected Personally Identifiable Information (PII). Management Reports or Scientific/Technical Reports must not contain any Protected PII. PII is any information about an individual which can be used to distinguish or trace an individual’s identity. Some information that is considered to be PII is available in public sources such as telephone books, public websites, university listings, etc. This type of information is considered to be Public

PII and includes, for example, first and last name, address, work telephone number, e-mail address, home telephone number, and general educational credentials. In contrast, Protected PII is defined as an individual’s first name or first initial and last name in combination with any one or more of types of information, including, but not limited to, social security number, passport number, credit card numbers, clearances, bank numbers, biometrics, date and place of birth, mother’s maiden name, criminal, medical and financial records, educational transcripts, etc.

C. FINANCIAL REPORTING

Recipients must complete the SF-425 as identified on the Reporting Checklist in accordance with the report instructions. A fillable version of the form is available at http://www.whitehouse.gov/omb/grants/grants_forms.aspx.

D. CLOSEOUT REPORTS

Final Invention and Patent Report

The recipient must provide a DOE Form 2050.11, “PATENT CERTIFICATION.” This form is available at http://www.directives.doe.gov/pdfs/forms/2050-11.pdf and http://management.energy.gov/business_doe/business_forms.htm

Property Certification

The recipient must provide the Property Certification, including the required inventories of non-exempt property, located at http://www.management.energy.gov/documents/PropertyCertFINAL.doc

E. OTHER REPORTING

Annual Indirect Cost Proposal and Reconciliation

Requirement. In accordance with the applicable cost principles, the recipient must submit an annual indirect cost proposal, reconciled to its financial statements, within six months after the close of the fiscal year, unless the award is based on a predetermined or fixed indirect rate(s), or a fixed amount for indirect or facilities and administration (F&A) costs.

Cognizant Agency. The recipient must submit its annual indirect cost proposal directly to the cognizant agency for negotiating and approving indirect costs. If the DOE awarding office is the cognizant agency, submit the annual indirect cost proposal to the URL listed on the Reporting Checklist.

Annual Inventory of Federally Owned Property

Requirement. If at any time during the award the recipient is provided Government-furnished property or acquires property with project funds and the award specifies that the property vests in the Federal Government (i.e. federally owned property), the recipient must submit an annual inventory of this property to the URL listed on the Reporting Checklist no later than October 30th of each calendar year, to cover an annual reporting period ending on the preceding September 30th.

Content of Inventory. The inventory must include a description of the property, tag number, acquisition date, location of property, and acquisition cost, if purchased with project funds. The report must list all federally owned property, including property located at subcontractor’s facilities or other locations.

F. AMERICAN RECOVERY AND REINVESTMENT ACT REPORTING

See Special Award Term entitled Reporting and Registration Requirements under Section 1512 of the Recovery Act. The reports are due no later than ten calendar days after each calendar quarter in which the recipient receives the assistance award funded in whole or in part by the Recovery Act. Additional information on complying with this requirement can be found at Department of Energy - OMB Reporting Help.

APPLICANT’S NAME Remy Inc DE-EE0002023            Attachment 4 - Budget Page - Amendment 001

OMB Approval No. 03

BUDGET INFORMATION - Construction Programs

NOTE: Certain Federal assistance programs require additional computations to arrive at the Federal share of project costs eligible for participation. If such is the case, you will be notified.

COST CLASSIFICATION	a. Total Cost	b. Costs Not Allowable for Participation	c. Total Allowable Costs (Columns a-b)
1 Administrative and legal expenses	$0.00	$0.00
2 Land, structures, rights-of-way, appraisals, etc.	$0.00	$0.00
3 Relocation expenses and payments	$0.00	$0.00
4 Architectural and engineering fees	$0.00	$0.00
5 Other architectural and engineering fees	$0.00	$0.00
6 Project inspection fees	$0.00	$0.00
7 Site work	$1,496,000.00	$0.00	$1,49
8 Demolition and removal	$0.00	$0.00
9 Construction	$0.00	$0.00
10 Equipment	$0.00	$0.00
11 Miscellaneous	$118,904,000.00	$0.00	$118,90
12 SUBTOTAL	$120,400,000.00	$0.00	$120,40
13 Contingencies	$0.00	$0.00
14 SUBTOTAL	$120,400,000.00	$0.00	$120,40
15 Project (program) income	$0.00	$0.00
16 TOTAL PROJECT COSTS (subtract #15 from #14)	$120,400,000.00	$0.00	$120,40

FEDERAL FUNDING

17 Federal assistance requested, calculated as follows: (Consult Federal agency for Federal percentage share.) Enter the resulting Federal share.	Enter eligible costs from line 16c Multiply X 50%		$60

Prescribed by OMB Circular A-102

NOT SPECIFIED /OTHER

ASSISTANCE AGREEMENT
1. Award No. DE-EE0002023	2. Modification No. 002	3. Effective Date 04/20/2010	4. CFDA No. 81.086
5. Awarded To REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		6. Sponsoring Office U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880	7. Period of Performance 12/17/2009 through 12/16/2012
8. Type of Agreement ☒ Grant ☐ Cooperative Agreement ☐ Other	9. Authority 31 USC 6304 - see Page 2 10 USC 2358		10. Purchase Request or Funding Document No.
11. Remittance Address REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		12. Total Amount Govt. Share: $60,200,000.00 Cost Share: $60,200,000.00 Total: $120,400,000.00	13. Funds Obligated This action: $0.00 Total: $60,200,000.00
14. Principal Investigator Jeremiah J. Shives 765-778-6894	15. Program Manager Bruce W. Mixer Phone: 304-285-4161		16. Administrator U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880
17. Submit Payment Requests To OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831	18. Paying Office OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831		19. Submit Reports To See Attachment 3
20. Accounting and Appropriation Data
21. Research Title and/or Description of Project RECOVERY ACT/PROVIDING VEHICLE OEMS FLEXIBLE SCALE TO ACCELERATE ADOPTION OF ELECTRIC DRIVE VEHICLES
For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer Signature on File
23. Name and Title	24. Date Signed	26. Name of Officer ANGELA D. BOSLEY	27. Date Signed 04/20/2010

NOT SPECIFIED /OTHER

NOT SPECIFIED /OTHER
CONTINUATION SHEET		REFERENCE NO. OF DOCUMENT BEING CONTINUED			PAGE OF
		DE-EE0002023/002			2	3
NAME OF OFFEROR OR CONTRACTOR REMY, INC.
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	DUNS Number: 824893960 DOE Award Administrator: Sue Miltenberger 304-285-4083 susan.miltenberger@netl.doe.gov

	Recipient Business Officer: Jeremiah J. Shives 765-778-6894 shives.jeremiah@remyinc.com

	Block 9 Authority: PL 95-91 DOE Organization Act, PL 111-5 American Recovery and Reinvestment Act of 2009 and PL 109-58 Energy Policy Act 2005

	The administrative office (administrative contracting activity) for this award is 02605. The administrative office (administrative contracting activity) code is needed by the Recipient for reporting to FederalReporting.gov concerning awards made with funding from the American Recovery and Reinvestment Act of 2009 (ARRA or Recovery Act).

	See attached page for full text of this Amendment. ASAP: NO Extent Competed: COMPETED Davis-Bacon Act: YES

	Fund: 05799 Appr Year: 2009 Allottee: 31 Report Entity: 220520 Object Class: 25500 Program: 1005107 Project: 2004490 WFO: 0000000 Local Use: 0000000 TAS Agency: 89 TAS Account: 0331
JULY 2004

NOT SPECIFIED /OTHER

DE-EE0002023

Amendment 002

Remy, Inc.

The purpose of this Amendment is to revise the Intellectual Property Provisions of Grant Number DE-EE0002023. Accordingly, the following changes are hereby made:

Attachment 1 – Intellectual Property Provisions – Amendment 001 is deleted in its entirety and replaced with the attached Attachment 1 – Intellectual Property Provisions – Amendment 002. The Intellectual Property Provisions are revised to reflect additional language in the RIGHTS IN DATA – PROGRAMS COVERED UNDER SPECIAL DATA STATUTES Article. All changes are shown in bold text.

Except as contained herein, all other terms and conditions remain in full force and effect.

END OF AMENDMENT 002

DE-EE0002023

Attachment 1 – Intellectual Property Provisions – Amendment 002

GDLB-1003

Intellectual Property Provisions (GDLB-1003)

Grant - Special Data Statute

Research, Development, or Demonstration

Large Businesses, State and Local Governments, and Foreign Entities

01. 10 CFR 600.325	Rights in Data - Programs Covered Under Special
Appendix A	Data Statutes (OCT 2003)

02.	Patent Rights – Waiver (JUL 1996), as modified by
10 C.F.R. 784, DOE Patent Waiver Regulations

03. FAR 52.227-23	Rights to Proposal Data (Technical) (JUN 1987)

NOTE: In reading these provisions, any reference to “contractor” shall mean “recipient,” and any reference to “contract” or “subcontract” shall mean “award” or “subaward.”

01. 10 CFR 600.325 Appendix A, Rights in Data - Programs Covered Under Special Data Statutes (OCT 2003)

(a) Definitions

Computer Data Bases, as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

Computer software, as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae and related material that would enable the computer program to be produced, created or compiled. The term does not include computer data bases.

Data, as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to administration, such as financial, administrative, cost or pricing or management information.

Form, fit, and function data, as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability as well as data identifying source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

Limited rights data, as used in this clause, means data (other than computer software) developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged.

Restricted computer software, as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and confidential or privileged; or is published copyrighted computer software; including modifications of such computer software.

Protected data, as used in this clause, means technical data or commercial or financial data first produced in the performance of the award which, if it had been obtained from and first produced by a non-federal party, would be a trade secret or commercial or financial information that is privileged or confidential under the meaning of 5 U.S.C. 552(b)(4) and which data is marked as being protected data by a party to the award.

Protected rights, as used in this clause, mean the rights in protected data set forth in the Protected Rights Notice of paragraph (g) of this clause.

Technical data, as used in this clause, means that data which are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

Unlimited rights, as used in this clause, means the right of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose whatsoever, and to have or permit others to do so.

(b) Allocation of Rights

(1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in—

(i) Data specifically identified in this agreement as data to be delivered without restriction;

(ii) Form, fit, and function data delivered under this agreement;

(iii) Data delivered under this agreement (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this agreement; and (iv) All other data delivered under this agreement unless provided otherwise for protected data in accordance with paragraph (g) of this clause or for limited rights data or restricted computer software in accordance with paragraph (h) of this clause.

(2) The Recipient shall have the right to—

(i) Protect rights in protected data delivered under this agreement in the manner and to the extent provided in paragraph (g) of this clause;

(ii) Withhold from delivery those data which are limited rights data or restricted computer software to the extent provided in paragraph (h) of this clause;

(iii) Substantiate use of, add, or correct protected rights or copyrights notices and to take other appropriate action, in accordance with paragraph (e) of this clause; and

(iv) Establish claim to copyright subsisting in data first produced in the performance of this agreement to the extent provided in subparagraph (c)(1) of this clause.

(c) Copyright

(1) Data first produced in the performance of this agreement. Except as otherwise specifically provided in this agreement, the Recipient may establish, without the prior approval of the Contracting Officer, claim to copyright subsisting in any data first produced in the performance of this agreement. If claim to copyright is made, the Recipient shall affix the applicable copyright notice of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including agreement number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For such copyrighted data, including computer software, the Recipient grants to the Government, and others acting on its behalf, a paid-up nonexclusive, irrevocable, worldwide license to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government, for all such data.

(2) Data not first produced in the performance of this agreement. The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this agreement any data that are not first produced in the performance of this agreement and that contain the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software, the Government shall acquire a copyright license as set forth in subparagraph (h)(3) of this clause if included in this agreement or as otherwise may be provided in a collateral agreement incorporated or made a part of this agreement.

(3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, Publication and Use of Data

(1) The Recipient shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this contract, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this contract.

(2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this agreement which contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

(e) Unauthorized Marking of Data

(1) Notwithstanding any other provisions of this agreement concerning inspection or acceptance, if any data delivered under this agreement are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this agreement, the Contracting Officer may at any time either return the data to the Recipient or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

(i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

(ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

(iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be cancelled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer’s decision. The Government shall continue to abide by the markings under this subdivision (e)(1)(iii) until final resolution of the matter either by the Contracting Officer’s determination become final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(f) Omitted or Incorrect Markings

(1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Recipient’s expense, and the Contracting Officer may agree to do so if the Recipient—

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the use of the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

(2) The Contracting Officer may also:

(i) Permit correction at the Recipient’s expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized; or

(ii) Correct any incorrect notices.

(g) Rights to Protected Data

(1) The Recipient may, with the concurrence of DOE, claim and mark as protected data, any data first produced in the performance of this award that would have been treated as a trade secret if developed at private expense. Any such claimed “protected data” will be clearly marked with the following Protected Rights Notice, and will be treated in accordance with such Notice, subject to the provisions of paragraphs (e) and (f) of this clause.

PROTECTED RIGHTS NOTICE

These protected data were produced under agreement no. DE-EE0002023 with the U.S. Department of Energy and may not be published, disseminated, or disclosed to others outside the Government until five (5) years from date the data was generated, unless express written authorization is obtained from the recipient. Upon expiration of the period of protection set forth in this Notice, the Government shall have unlimited rights in this data. This Notice shall be marked on any reproduction of this data, in whole or in part.

(End of notice).

(2) Any such marked Protected Data may be disclosed under obligations of confidentiality for the following purposes:

(a) For evaluation purposes under the restriction that the “Protected Data” be retained in confidence and not be further disclosed; or

(b) To subcontractors or other team members performing work under the Government’s Vehicle Technologies program

(3) The obligations of confidentiality and restrictions on publication and dissemination shall end for any Protected Data.

(a) At the end of the protected period;

(b) If the data becomes publicly known or available from other sources without a breach of the obligation of confidentiality with respect to the Protected Data;

(c) If the same data is independently developed by someone who did not have access to the Protected Data and such data is made available without obligations of confidentiality; or

(d) If the Recipient disseminates or authorizes another to disseminate such data without obligations of confidentiality.

(4) However, the Recipient agrees that the following types of data are not considered to be protected and shall be provided to the Government when required by this award without any claim that the data are Protected Data. The parties agree that notwithstanding the following lists of types of data, nothing precludes the Government from seeking delivery of additional data in accordance with this award, or from making publicly available additional nonprotected data, nor does the following list constitute any admission by the Government that technical data not on the list is Protected Data.

List of nonprotected data: “Information as defined in the Reporting Requirements Checklist, specifically, within the Final Progress Report.”

(5) The Government’s sole obligation with respect to any protected data shall be as set forth in this paragraph (g).

(h) Protection of Limited Rights Data

When data other than that listed in subparagraphs (b)(1)(i), (ii), and (iii) of this clause are specified to be delivered under this agreement and such data qualify as either limited rights data or restricted computer software, the Recipient, if the Recipient desires to continue protection of such data, shall withhold such data and not furnish them to the Government under this agreement. As a condition to this withholding the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof.

(i) Subaward/Contract

The Recipient has the responsibility to obtain from its subrecipients/contractors all data and rights therein necessary to fulfill the Recipient’s obligations to the Government under this agreement. If a subrecipient/contractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subaward/contract award without further authorization.

(j) Additional Data Requirements

(i)	In addition to the data specified elsewhere in this agreement to be delivered, the Contracting Officer may, at anytime during agreement performance or within a period of 3 years after acceptance of all items to be delivered under this agreement, order any data first produced or specifically used in the performance of this agreement. This clause is applicable to all data ordered under this subparagraph. Nothing contained in this subparagraph shall require the Recipient to deliver any data the withholding of which is authorized by this clause or data which are specifically identified in this agreement as not subject to this clause. When data are to be delivered under this subparagraph, the Recipient will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

The following data will not be subject to being ordered under the Rights in Data - Programs Covered under Special Data Statutes (OCT 2003), paragraph (j) Additional Data Requirements:

- Detailed data related to proprietary or competition sensitive manufacturing line designs, manufacturing equipment design or fabrication techniques, manufacturing processes, and end item design or fabrication techniques.

(ii)	DOE shall be permitted to call for the delivery of the data listed in (i) above only in the following circumstances:

(1) To defend litigation brought against the government, including patent infringement, environmental and tort claims;

(2) To pursue litigation brought by the government against Grantee or one of Grantee’s team members or subcontractors growing out of work performed under this Grant;

(3) In the event the Government requires the information for investigations of fraud, mischarging, or similar charges against Recipient or one of its team members or subcontractors; or

(4) In the event of a catastrophic occurrence at the facility such as an explosion, accident or hazardous material release, where the Government requires the information to conduct an analysis of the occurrence.

(iii)	DOE shall have the right to inspect the data listed in (i) above at any time.

(k) The Recipient agrees, except as may be otherwise specified in this agreement for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this contract, inspect at the Recipient’s facility any data withheld pursuant to paragraph (h) of this clause, for purposes of verifying the Recipient’s assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

02. Patent Rights – Waiver (JUL 1996), as modified by 10 C.F.R. 784, DOE Patent Waiver Regulations

(a) Definitions.

As used in this clause:

Background patent means a domestic patent covering an invention or discovery which is not a Subject Invention and which is owned or controlled by the Contractor at any time through the completion of this contract:

(i) Which the Contractor, but not the Government, has the right to license to others without obligation to pay royalties thereon, and

(ii) Infringement of which cannot reasonably be avoided upon the practice of any specific process, method, machine, manufacture or composition of matter (including relatively minor modifications thereof) which is a subject of the research, development, or demonstration work performed under this contract.

Contract means any contract, grant, agreement, understanding, or other arrangement, which includes research, development, or demonstration work, and includes any assignment or substitution of parties.

DOE patent waiver regulations means the Department of Energy patent waiver regulations at 10 CFR Part 784.

Invention as used in this clause, means any invention or discovery which is or may be patentable or otherwise protectable under Title 35 of the United States Code or any novel variety of plant that is or may be protectable under the Plant Variety Protection Act (7 U.S.C. 2321 et seq.).

Made when used in relation to any invention means the conception or first actual reduction to practice of such invention.

Nonprofit organization means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

Patent Counsel means the Department of Energy Patent Counsel assisting the procuring activity.

Practical application means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that its benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

Secretary means the Secretary of Energy.

Small business firm means a small business concern as defined at Section 2 of the Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

Subject invention means any invention of the Contractor conceived or first actually reduced to practice in the course of or under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act (7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights.

Whereas DOE has granted a waiver of rights to subject inventions to the Contractor, the Contractor may elect to retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. “202 and 203. With respect to any subject invention in which the Contractor elects to retain title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent applications by Contractor.

(1) The Contractor shall disclose each subject invention to the Patent Counsel within six months after conception or first actual reduction to practice, whichever occurs first in the course of or under this contract, but in any event, prior to any sale, public use, or public disclosure of such invention known to the Contractor. The disclosure to the Patent Counsel shall be in the form of a written report and shall identify the inventors and the contract under which the invention was made. It shall be sufficiently complete in technical detail to convey a clear understanding, to the extent known at the time of the disclosure, of the nature, purpose, operation, and physical, chemical, biological, or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale, or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the Patent Counsel, the Contractor shall promptly notify the Patent Counsel of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

(2) The Contractor shall elect in writing whether or not to retain title to any such invention by notifying the Patent Counsel at the time of disclosure or within 8 months of disclosure, as to those countries (including the United States) in which the Contractor will retain title; provided, that in any case where publication, on sale, or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period of election of title may be shortened by the Agency to a date that is no more than 60 days prior to the end of the statutory period. The Contractor shall notify the Patent Counsel as to those countries (including the United States) in which the Contractor will retain title not later than 60 days prior to the end of the statutory period.

(3) The Contractor shall file its United States patent application on an elected invention within 1 year after election, but not later than at least 60 days prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor shall file patent applications in additional countries (including the European Patent Office and under the Patent Cooperation Treaty) within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where foreign filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure to the Patent Counsel, election, and filing may, at the discretion of DOE, be granted, and will normally be granted unless the Patent Counsel has reason to believe that a particular extension would prejudice the Government’s interest.

(d) Conditions when the Government may obtain title notwithstanding an existing waiver.

The Contractor shall convey to DOE, upon written request, title to any subject invention—

(1) If the Contractor elects not to retain title to a subject invention;

(2) If the Contractor fails to disclose or elect the subject invention within the times specified in paragraph (c) of this clause (provided that DOE may only request title within 60 days after learning of the Contractor’s failure to report or elect within the specified times);

(3) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of DOE, the Contractor shall continue to retain title in that country;

(4) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention; or

(5) If the waiver authorizing the use of this clause is terminated as provided in paragraph (p) of this clause.

(e) Minimum rights to Contractor when the Government retains title.

(1) The Contractor shall retain a nonexclusive, royalty-free license throughout the world in each subject invention to which the Government obtains title under paragraph (d) of this clause except if the Contractor fails to disclose the subject invention within the times specified in paragraph (c) of this clause. The Contractor’s license extends to its domestic subsidiaries and affiliates, if any, within the corporate structure of which the Contractor is a part and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of DOE except when transferred to the successor of that part of the Contractor’s business to which the invention pertains.

(2) The Contractor’s domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of the subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions in 37 CFR part 404 and DOE licensing regulations. This license shall not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or its domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, DOE shall furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor shall be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable agency licensing regulations and 37 CFR part 404 concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of its license.

(f) Contractor action to protect the Government’s interest.

(1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to:

(i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and

(ii) convey title to DOE when requested under paragraphs (d) and (n)(2) of this clause, and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government’s rights in the subject inventions. This disclosure format should require, as a minimum, the information required by paragraph (c)(1) of this clause. The Contractor shall instruct such employees through employee agreements or other suitable educational programs on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor shall notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement: “This invention was made with Government support under (identify the contract) awarded by DOE. The Government has certain rights in this invention.”

(5) The Contractor shall establish and maintain active and effective procedures to assure that subject inventions are promptly identified and disclosed to Contractor personnel responsible for patent matters within 6 months of conception and/or first actual reduction to practice, whichever occurs first in the course of or under this contract. These procedures shall include the maintenance of laboratory notebooks or equivalent records and other records as are reasonably necessary to document the conception and/or the first actual reduction to practice of subject inventions, and records that show that the procedures for identifying and disclosing the inventions are followed. Upon request, the Contractor shall furnish the Patent Counsel a description of such procedures for evaluation and for determination as to their effectiveness.

(6) The Contractor agrees, when licensing a subject invention, to arrange to avoid royalty charges on acquisitions involving Government funds, including funds derived through Military Assistance Program of the Government or otherwise derived through the Government; to refund any amounts received as royalty charges on the subject invention in acquisitions for, or on behalf of, the Government; and to provide for such refund in any instrument transferring rights in the invention to any party.

(7) The Contractor shall furnish the Patent Counsel the following:

(i) Interim reports every 12 months (or such longer period as may be specified by the Patent Counsel) from the date of the contract, listing subject inventions during that period and stating that all subject inventions have been disclosed or that there are no such inventions.

(ii) A final report, within 3 months after completion of the contracted work, listing all subject inventions or stating that there were no such inventions, and listing all subcontracts at any tier containing a patent rights clause or certifying that there were no such subcontracts.

(8) The Contractor shall promptly notify the Patent Counsel in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Patent Counsel, the Contractor shall furnish a copy of such subcontract, and no more frequently than annually, a listing of the subcontracts that have been awarded.

(9) The Contractor shall provide, upon request, the filing date, serial number and title, a copy of the patent application (including an English-language version if filed in a language other than English), and patent number and issue date for any subject invention for which the Contractor has retained title.

(10)Upon request, the Contractor shall furnish the Government an irrevocable power to inspect and make copies of the patent application file.

(g) Subcontracts.

(1) Unless otherwise directed by the Contracting Officer, the Contractor shall include the clause at 48 CFR 952.227-11, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or nonprofit organization, except where the work of the subcontract is subject to an Exceptional Circumstances Determination by DOE. In all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work, the Contractor shall include the patent rights clause at 48 CFR 952.227-13 (suitably modified to identify the parties).

(2) The Contractor shall not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor’s subject inventions.

(3) In the case of subcontractors at any tier, the Department, the subcontractor, and Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Department with respect to those matters covered by this clause.

(4) The Contractor shall promptly notify the Contracting Officer in writing upon the award of any subcontract at any tier containing a patent rights clause by identifying the subcontractor, the applicable patent rights clause, the work to be performed under the subcontract, and the dates of award and estimated completion. Upon request of the Contracting Officer, the Contracting Officer shall furnish a copy of such subcontract, and, no more frequently than annually, a listing of the subcontracts that have been awarded.

(h) Reporting on utilization of subject inventions.

The Contractor agrees to submit on request periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor and any of its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceedings undertaken by DOE in accordance with paragraph (j) of this clause. To the extent data or information supplied under this paragraph is considered by the Contractor, its licensee or assignee to be privileged and confidential and is so marked, DOE agrees that, to the extent permitted by law, it shall not disclose such information to persons outside the Government.

(i) Preference for United States industry.

Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any products embodying the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights.

The Contractor agrees that with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 48 CFR 27.304-1(g) to require the Contractor, an assignee, or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that—

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Background Patents [reserved]

(l) Communications.

All reports and notifications required by this clause shall be submitted to the Patent Counsel unless otherwise instructed.

(m) Other inventions.

Nothing contained in this clause shall be deemed to grant to the Government any rights with respect to any invention other than a subject invention, except with respect to Background Patents, above.

(n) Examination of records relating to inventions.

(1) The Contracting Officer or any authorized representative shall, until 3 years after final payment under this contract, have the right to examine any books (including laboratory notebooks), records, and documents of the Contractor relating to the conception or first actual reduction to practice of inventions in the same field of technology as the work under this contract to determine whether—

(i) Any such inventions are subject inventions;

(ii) The Contractor has established and maintains the procedures required by paragraphs (f)(2) and (f)(5) of this clause; and

(iii) The Contractor and its inventor have complied with the procedures.

(2) If the Contracting Officer determines that an inventor has not disclosed a subject invention to the Contractor in accordance with the procedures required by paragraph (f)(5) of this clause, the Contracting Officer may, within 60 days after the determination, request title in accordance with paragraphs (d)(2) and (d)(3) of this clause. However, if the Contractor establishes that the failure to disclose did not result from the Contractor’s fault or negligence, the Contracting Officer shall not request title.

(3) If the Contracting Officer learns of an unreported Contractor invention which the Contracting Officer believes may be a subject invention, the Contractor may be required to disclose the invention to DOE for a determination of ownership rights.

(4) Any examination of records under this paragraph shall be conducted in such a manner as to protect the confidentiality of the information involved.

(o) Withholding of payment.

NOTE: This paragraph does not apply to subcontracts or grants.

(1) Any time before final payment under this contract, the Contracting Officer may, in the Government’s interest, withhold payment until a reserve not exceeding $50,000 or 5 percent of the amount of the contract, whichever is less, shall have been set aside if, in the Contracting Officer’s opinion, the Contractor fails to—

(i) Establish, maintain, and follow effective procedures for identifying and disclosing subject inventions pursuant to paragraph (f)(5) of this clause;

(ii) Disclose any subject invention pursuant to paragraph (c)(1) of this clause;

(iii) Deliver acceptable interim reports pursuant to paragraph (f)(7)(I) of this clause;

(iv) Provide the information regarding subcontracts pursuant to paragraph (f)(6) of this clause; or

(v) Convey to the Government, using a DOE-approved form, the title and/or rights of the Government in each subject invention as required by this clause.

(2) Such reserve or balance shall be withheld until the Contracting Officer has determined that the Contractor has rectified whatever deficiencies exist and has delivered all reports, disclosures, and other information required by this clause.

(3) Final payment under this contract shall not be made before the Contractor delivers to the Patent Counsel all disclosures of subject inventions required by paragraph (c)(1) of this clause, an acceptable final report pursuant to paragraph (f)(7)(ii) of this clause, and all past due confirmatory instruments, and the Patent Counsel has issued a patent clearance certification to the Contracting Officer.

(4) The Contracting Officer may decrease or increase the sums withheld up to the maximum authorized above. If the maximum amount authorized above is already being withheld under other provisions of the contract, no additional amount shall be withheld under this paragraph. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government right.

(p) Waiver Terminations.

Any waiver granted to the Contractor authorizing the use of this clause (including any retention of rights pursuant thereto by the Contractor under paragraph (b) of this clause) may be terminated at the discretion of the Secretary or his designee in whole or in part, if the request for waiver by the Contractor is found to contain false material statements or nondisclosure of material facts, and such were specifically relied upon by DOE in reaching the waiver determination. Prior to any such termination, the Contractor will be given written notice stating the extent of such proposed termination and the reasons therefor, and a period of 30 days, or such longer period as the Secretary or his designee shall determine for good cause shown in writing, to show cause why the waiver of rights should not be so terminated. Any waiver termination shall be subject to the Contractor’s minimum license as provided in paragraph (e) of this clause.

(q) Atomic Energy.

No claim for pecuniary award or compensation under the provisions of the Atomic Energy Act of 1954, as amended, shall be asserted by the Contractor or its employees with respect to any invention or discovery made or conceived in the course of or under this contract.

(r) Publication.

It is recognized that during the course of work under this contract, the contractor or its employees may from time to time desire to release or publish information regarding scientific or technical developments conceived or first actually reduced to practice in the course of or under this contract. In order that public disclosure of such information will not adversely affect the patent interests of DOE or the contractor, approval for release of publication shall be secured from Patent Counsel prior to any such release or publication. In appropriate circumstances, and after consultation with the contractor, Patent Counsel may waive the right of prepublication review.

(s) Forfeiture of rights in unreported subject inventions.

(1) The contractor shall forfeit and assign to the Government, at the request of the Secretary of Energy or designee, all rights in any subject invention which the contractor fails to report to Patent Counsel within six months after the time the contractor:

(i) Files or causes to be filed a United States or foreign patent application thereon; or

(ii) Submits the final report required by paragraph (f)(7)(ii) of this clause, whichever is later.

(2) However, the Contractor shall not forfeit rights in a subject invention if, within the time specified in paragraph (n)(1) of this clause, the contractor:

(i) Prepares a written decision based upon a review of the record that the invention was neither conceived nor first actually reduced to practice in the course of or under the contract and delivers the decision to Patent Counsel, with a copy to the Contracting Officer; or

(ii) Contending that the subject invention is not a subject invention, the contractor nevertheless discloses the subject invention and all facts pertinent to this contention to the Patent Counsel, with a copy to the Contracting Officer, or

(iii) Establishes that the failure to disclose did not result from the contractor’s fault or negligence.

(3) Pending written assignment of the patent application and patents on a subject invention determined by the Contracting Officer to be forfeited (such determination to be a Final Decision under the Disputes clause of this contract), the contractor shall be deemed to hold the invention and the patent applications and patents pertaining thereto in trust for the Government. The forfeiture provision of this paragraph shall be in addition to and shall not supersede any other rights and remedies which the Government may have with respect to subject inventions.

(t) U. S. Competitiveness

The Contractor agrees that any products embodying any waived invention or produced through the use of any waived invention will be manufactured substantially in the United States unless the Contractor can show to the satisfaction of the

DOE that it is not commercially feasible to do so. In the event the DOE agrees to foreign manufacture, there will be a requirement that the Government’s support of the technology be recognized in some appropriate manner, e.g., recoupment of the Government’s investment, etc. The Contractor agrees that it will not license, assign or otherwise transfer any waived invention to any entity unless that entity agrees to these same requirements. Should the Contractor or other such entity receiving rights in the invention undergo a change in ownership amounting to a controlling interest, then the waiver, assignment, license, or other transfer of rights in the waived invention is suspended until approved in writing by the DOE.

03. FAR 52.227-23 Rights to Proposal Data (Technical) (JUN 1987)

Except for data contained in pages 4-46, 57-134 and 136-464, it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the “Rights in Data—General” clause contained in this contract) in and to the technical data contained in the proposal dated May 19, 2009, upon which this contract is based.

ASSISTANCE AGREEMENT
1. Award No. DE-EE0002023	2. Modification No. 003	3. Effective Date 08/18/2010	4. CFDA No. 81.086
5. Awarded To REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		6. Sponsoring Office U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880	7. Period of Performance 12/17/2009 through 12/16/2012
8. Type of Agreement ☒ Grant ☐ Cooperative Agreement ☐ Other	9. Authority 31 USC 6304 - see Page 2 10 USC 2358		10. Purchase Request or Funding Document No. 10EE007595
11. Remittance Address REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		12. Total Amount Govt. Share: $60,200,000.00 Cost Share: $60,200,000.00 Total: $120,400,000.00	13. Funds Obligated This action: $0.00 Total: $60,200,000.00
14. Principal Investigator Jeremiah J. Shives 765-778-6894	15. Program Manager Bruce W. Mixer Phone: 304-285-4161		16. Administrator U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880
17. Submit Payment Requests To OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831	18. Paying Office OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831		19. Submit Reports To See Attachment 3
20. Accounting and Appropriation Data
21. Research Title and/or Description of Project RECOVERY ACT/PROVIDING VEHICLE OEMS FLEXIBLE SCALE TO ACCELERATE ADOPTION OF ELECTRIC DRIVE VEHICLES
For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer Signature on File
23. Name and Title	24. Date Signed	26. Name of Officer ANGELA D. BOSLEY	27. Date Signed 08/18/2010

CONTINUATION SHEET		REFERENCE NO. OF DOCUMENT BEING CONTINUED			PAGE OF
		DE-EE0002023/003			2	4
NAME OF OFFEROR OR CONTRACTOR REMY, INC.
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	DUNS Number: 824893960 DOE Award Administrator: Sue Miltenberger 304-285-4083 susan.miltenberger@netl.doe.gov

	Recipient Business Officer: Jeremiah J. Shives 765-778-6894 shives.jeremiah@remyinc.com

	Block 9 Authority: PL 95-91 DOE Organization Act, PL 111-5 American Recovery and Reinvestment Act of 2009 and PL 109-58 Energy Policy Act 2005

	See attached pages for full text of this Amendment. ASAP: NO Extent Competed: COMPETED Davis-Bacon Act: YES
	Fund: 05799 Appr Year: 2009 Allottee: 31 Report Entity: 220520 Object Class: 25500 Program: 1005107 Project: 2004490 WFO: 0000000 Local Use: 0000000 TAS Agency: 89 TAS Account: 0331
JULY 2004

DE-EE0002023

Amendment 003

Remy, Inc.

The purpose of this Amendment is to incorporate the provision “Real Property and Equipment” into Grant Number DE-EE0002023. Accordingly, the following changes are hereby made:

The provision “PROPERTY”, contained in the SPECIAL TERMS AND CONDITIONS FOR USE IN MOST COOPERATIVE AGREEMENTS – AMENDMENT 001, is hereby deleted in its entirety and replaced with the following provision:

“REAL PROPERTY AND EQUIPMENT

Real property and equipment acquired by the Recipient shall be subject to the rules set forth in 10 CFR 600. The Recipient shall utilize appropriate notices to indicate that property has been acquired, in part, with Federal funds.

As provided in 10 CFR 600.321(b)(2), DOE hereby acknowledges, agrees to and approves of the encumbrance of the property in favor of the interest of Barclays Bank PLC as administrative agent for the lenders (in such capacity, “Administrative Agent”) under each of the Credit Agreements (as hereafter defined) as part of the all assets security interest granted in connection with the (i) Amended and Restated Senior Secured, Super-Priority Debtor-in-Possession and Exit Revolver Credit Agreement (“Revolver Credit Agreement”), dated as of December 5, 2007, by and among Recipient and certain of its subsidiaries, the lenders signatory thereto from time to time and Administrative Agent; (ii) Amended and Restated Senior Secured, Super-Priority Debtor-in-Possession and Exit First Lien Credit Agreement (“First Lien Credit Agreement”), dated as of December 5, 2007, by and among Recipient and certain of its subsidiaries, the lenders signatory thereto from time to time and Administrative Agent; and (iii) Amended and Restated Second Lien Credit Agreement (the “Second Lien Credit Agreement ”), dated as of December 5, 2007, by and among Recipient and certain of its subsidiaries, the lenders signatory thereto from time to time and Administrative Agent (the “Second Lien Credit Agreement”, and together with the Revolver Credit Agreement and the First Lien Credit Agreement, referred to as the “Credit Agreements”).

Recipient certifies that Remy, Inc., and its subsidiaries and affiliates are in compliance with the terms of the Credit Agreements.

This DOE approval of the encumbrance of the property in favor of Administrative Agent is subject to the condition that Administrative Agent may exercise its senior security interest, which gives Administrative Agent priority over the Federal interest in the property, in the following circumstances:

(a) If Remy Inc. or any of its subsidiaries has defaulted under the terms of any Credit Agreement and the Administrative Agent has either (i) terminated any Credit Agreement or (ii) declared any portion of the loans under any Credit Agreement to be due and payable, or

DE-EE0002023

Amendment 003

Remy, Inc.

(b) If Remy Inc. or any of its subsidiaries has filed a voluntary petition for bankruptcy, an involuntary action has been filed against Remy Inc. or any of its subsidiaries, or any other insolvency, bankruptcy, receivership, reorganization, readjustment, composition, assignment for the benefit of creditors, liquidation or other similar proceeding relating Remy Inc. or any of its subsidiaries has been filed or undertaken, or

(c) Upon any payment or distribution of the assets of Remy Inc. or any of its subsidiaries to creditors pursuant to a total or partial liquidation or a total or partial dissolution of Remy Inc. or any of its subsidiaries in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Remy Inc. or any of its subsidiaries or its property.

With the exception of the approval of the senior security interest established by the Credit Agreements and the related security agreements set forth herein, Recipient shall not further encumber the property without the prior written approval of the contracting officer, and all of the DOE rights in property acquired by Recipient and disposition of such property are as set forth in the Property provisions of this Grant and 10 CFR 600.321.

DOE agrees that, consistent with the goals and objectives of this project, the Recipient may continue to use Recipient acquired property beyond the Period of Performance, without obligation, during the period of such use, to extinguish DOE’s conditional title to such property as described in 10 CFR 600.321, subject to the following: (a) the Recipient continues to utilize such property for the objectives of the project as set forth in the Statement of Project Objectives; (b) DOE retains the right to periodically ask for, and the Recipient agrees to provide, reasonable information concerning the use and condition of the property; and (c) the Recipient follows the property disposition rules set forth in

10 CFR 600.321 if the property is no longer used by the Recipient for the objectives of the project, and the fair market value of property exceeds $5,000.

Once the per unit fair market value of the property is less than $5,000, pursuant to 10 CFR 600.321(f)(1)(i), DOE’s residual interest in the property shall be extinguished and Recipient shall have no further obligation to the DOE with respect to the property.”

Except as contained herein, all other terms and conditions remain in full force and effect.

END OF AMENDMENT 003

ASSISTANCE AGREEMENT
1. Award No. DE-EE0002023	2. Modification No. 004	3. Effective Date 02/08/2011	4. CFDA No. 81.086
5. Awarded To REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		6. Sponsoring Office U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880	7. Period of Performance 12/17/2009 through 12/16/2012
8. Type of Agreement ☒ Grant ☐ Cooperative Agreement ☐ Other	9. Authority 31 USC 6304 - see Page 2 10 USC 2358		10. Purchase Request or Funding Document No. 11EE002210
11. Remittance Address REMY, INC. Attn: RICHARD E. PIKE 600 CORPORATIION DRIVE PENDLETON IN 460648608		12. Total Amount Govt. Share: $60,200,000.00 Cost Share: $60,200,000.00 Total: $120,400,000.00	13. Funds Obligated This action: $0.00 Total: $60,200,000.00
14. Principal Investigator Jeremiah J. Shives 765-778-6894	15. Program Manager Bruce W. Mixer Phone: 304-285-4161		16. Administrator U.S. DOE/NETL Morgantown Campus 3610 Collins Ferry Road PO Box 880 Morgantown WV 26507-0880
17. Submit Payment Requests To OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831	18. Paying Office OR for NETL (Morgantown) U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4787 Oak Ridge TN 37831		19. Submit Reports To See Reporting Requirements
20. Accounting and Appropriation Data
21. Research Title and/or Description of Project RECOVERY ACT/PROVIDING VEHICLE OEMS FLEXIBLE SCALE TO ACCELERATE ADOPTION OF ELECTRIC DRIVE VEHICLES
For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer Signature on File
23. Name and Title	24. Date Signed	26. Name of Officer ANGELA D. BOSLEY	27. Date Signed 02/08/2011

CONTINUATION SHEET		REFERENCE NO. OF DOCUMENT BEING CONTINUED			PAGE OF
		DE-EE0002023/004			2	3
NAME OF OFFEROR OR CONTRACTOR REMY, INC.
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	DUNS Number: 824893960 DOE Award Administrator: Sue Miltenberger 304-285-4083 susan.miltenberger@netl.doe.gov

	Recipient Business Officer: Jeremiah J. Shives 765-778-6894 shives.jeremiah@remyinc.com

	Block 9 Authority: PL 95-91 DOE Organization Act, PL 111-5 American Recovery and Reinvestment Act of 2009 and PL 109-58 Energy Policy Act 2005

	See attached pages for full text of this Amendment.

ASAP: NO Extent Competed: COMPETED Davis-Bacon Act: YES PI: Jeremiah J. Shives Fund: 05799 Appr Year: 2009 Allottee: 31 Report Entity: 220520 Object Class: 25500 Program: 1005107 Project: 2004490 WFO: 0000000 Local Use: 0000000

JULY 2004

DE-EE0002023

Amendment 004

Remy, Inc.

The purpose of this Amendment is to revise the provision “REAL PROPERTY AND EQUIPMENT” previously incorporated into Grant Number DE-EE0002023 under Amendment 003. Accordingly, the following changes are hereby made:

The provision “REAL PROPERTY AND EQUIPMENT” is hereby deleted in its entirety and replaced with the following provision. This provision is revised as a result of the Recipient’s recent refinancing.

“REAL PROPERTY AND EQUIPMENT

Real property and equipment acquired by the Recipient shall be subject to the rules set forth in 10 CFR 600. The Recipient shall utilize appropriate notices to indicate that property has been acquired in part, with Federal funds.

As provided in 10 CFR 600.321(b)(2), DOE hereby acknowledges, agrees to and approves of the encumbrance of the property in favor of (a) the interest of Wells Fargo Capital Finance, LLC as administrative agent (“WFCF”) for the lenders under the Credit Agreement (“Revolver Credit Agreement”) dated as of December 17, 2010 by and among Recipient and certain of its subsidiaries, the lenders party thereto from time to time and WFCF and (b) the interest of Bank of America, N.A. as administrative agent (“BofA”) for the lenders under the Term B Loan Credit Agreement (“Term Credit Agreement” and together with the Revolver Credit Agreement, the “Credit Agreements”) dated as of December 17, 2010 by and among Recipient and certain of its subsidiaries, the lenders party thereto from time to time and BofA, with such encumbrance of the property being part of the assets subject to a security interest granted in connection with each of the Credit Agreements.

Recipient certifies that Remy Inc. and its subsidiaries are in compliance with the terms of the Credit Agreements.

The DOE approval of the encumbrance of the property in favor of WFCF and BofA is subject to the condition that WFCF and BofA may exercise their senior security interest, which gives WFCF and BofA priority over the Federal interest in the property, in the following circumstances:

(a) If Remy Inc. or any of its subsidiaries has defaulted under the terms of either Credit Agreement and WFCF or BofA, as the case may be, has either (i) terminated the respective Credit Agreement or (ii) declared any portion of the loans under the respective Credit Agreement to be due and payable, or

(b) If Remy Inc. or any of its subsidiaries has filed a voluntary petition for bankruptcy, an involuntary action has been filed against Remy Inc. or any of its subsidiaries, or any other insolvency, bankruptcy, receivership, reorganization, readjustment, composition, assignment for the benefit of creditors, liquidation or other similar proceeding relating Remy Inc. or any of its subsidiaries has been filed of undertaken, or

DE-EE0002023

Amendment 003

Remy, Inc.

(c) Upon any payment or distribution of the assets of Remy Inc. or any of its subsidiaries to creditors pursuant to a total or partial liquidation or a total or partial dissolution of Remy Inc. or any of its subsidiaries in bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Remy Inc. or any of its subsidiaries or its property.

With the exception of the approval of the senior security interest established by the Credit Agreements and the related security agreements set forth herein, Recipient shall not further encumber the property without the prior written approval of the contracting officer, and all of the DOE rights in property acquired by Recipient and disposition of such property are as set forth in the Property provisions of this Grant and 10 CFR 600.321.

DOE agrees that, consistent with the goals and objectives of this project, the Recipient may continue to use Recipient acquired property beyond the Period of Performance, without obligation, during the period of such use, to extinguish DOE’s conditional title to such property as described in 10 CFR 600.321, subject to the following: (a) the Recipient continues to utilize such property for the objectives of the project as set forth in the Statement of Project Objectives; (b) DOE retains the right to periodically ask for, and the Recipient agrees to provide, reasonable information concerning the use and condition of the property; and (c) the Recipient follows the property disposition rules set forth in

10 CFR 600.321 if the property is no longer used by the Recipient for the objectives of the project, and the fair market value of property exceeds $5,000.

Once the per unit fair market value of the property is less than $5,000, pursuant to 10 CFR 600.321(f)(1)(i), DOE’s residual interest in the property shall be extinguished and Recipient shall have no further obligation to the DOE with respect to the property.”

Except as contained herein, all other terms and conditions remain in full force and effect.

END OF AMENDMENT 004